As filed with the Securities and Exchange Commission on May 13, 2016

Registration Statement No. 333-210582

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

AMENDMENT NO.1 TO

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OPIANT PHARMACEUTICALS, INC.

(Exact name of registrant in its charter)

Nevada	2834	46-4744124
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification Number)

401 Wilshire Blvd., 12th Floor

Santa Monica, CA 90401

(424) 252-4756

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Kevin Pollack

Opiant Pharmaceuticals, Inc.

401 Wilshire Blvd., 12th Floor

Santa Monica, CA 90401

(424) 252-4756

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

John O’Leary, Esq.
Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mills Road, Suite 200

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400
Fax No.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	15,715		$10.08	158,407	$15.95
Common Stock, par value $0.001 per share, issuable pursuant to the exercise of warrants	45,000	$		$453,600	$45.68
Common Stock, par value $0.001 per share, issuable pursuant to the exercise of options	2,000,000		$10.08	$20,160,000	$2,030.12
Total	2,060,715		$10.08	$20,772,007	$2,091.75

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock of the registrant as reported on the OTC Markets on March 30, 2016.

(3)	The Registrant previously submitted $5,714.27 on the original filing of this registration statement filed on April 4, 2016.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, as of May 13, 2016

OPIANT PHARMACEUTICALS, INC.

2,060,715 Shares of Common Stock

This prospectus relates to the resale of up to 2,060,715 shares of common stock of Opiant Pharmaceuticals, Inc. (the “Company”), par value $0.001 per share (the “common stock”), consisting of 15,715 shares of common stock, 45,000 shares of common stock upon the exercise of warrants and 2,000,000 shares of common stock upon exercise of options. The total amount of shares of common stock which may be sold pursuant to this prospectus would constitute approximately 103.68% of the Company’s issued and outstanding common stock held by non-affiliates as of May 13, 2016, assuming that the selling security holders will exercise all of the warrants and options and sell all of the shares offered for sale.

The selling security holders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices

The Company’s common stock is quoted on the OTC Markets, under the ticker symbol “OPNT.” On March 30, 2016, the closing price of the Company’s common stock was $10.08 per share.

Investing in the Company’s common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 to read about factors you should consider before investing in shares of the Company’s common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is May 13, 2016

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Opiant Pharmaceuticals, Inc. (referred to herein as “we,” “our,” “us,” “Opiant” or the “Company”). You should carefully read the entire prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and the related notes to the Financial Statements before making an investment decision.

General Information

Opiant Pharmaceuticals, Inc. (“Opiant” or the “Company”) is a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders. The Company was incorporated in the State of Nevada on June 21, 2005, as Madrona Ventures, Inc. and on September 16, 2009, the Company changed its name to Lightlake Therapeutics Inc. On January 28, 2016, the Company changed its name to Opiant Pharmaceuticals, Inc. The Company’s fiscal year end is July 31.

The Company’s strategy is to develop pharmacological treatments for substance use, addictive and eating disorders based on the Company’s expertise using opioid antagonists. The Company has worked on developing a treatment for reversing opioid overdoses in collaboration with the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health (“NIH”). This treatment, now known as NARCAN® (naloxone hydrochloride) Nasal Spray, was approved by the U.S. Food and Drug Administration (“FDA”) in November 2015, and is marketed by Adapt Pharma.

In December 2014, the Company effected a one-for-one hundred reverse stock split of its common stock (the “1:100 Reverse Stock Split”) which decreased the number of common shares issued and outstanding from approximately 191 million shares to approximately 1.91 million shares as of March 30, 2016. Unless otherwise noted, all shares amounts listed in this Report been retroactively adjusted for the 1:100 Reverse Stock Split as if such stock splits occurred prior to the issuance of such shares.

The Company has been focused on developing: (i) a treatment to reverse opioid overdoses, (ii) a treatment for overweight and obese patients with Binge Eating Disorder (“BED”), and (iii) a treatment for Cocaine Use Disorder.

Principal Products or Services and Markets

Opioid Overdose Reversal

Naloxone is a medicine that can reverse the overdose of prescription and illicit opioids and that historically has been available through injection. Opiant’s intranasal delivery system of naloxone could widely expand its availability and use in preventing opioid overdose deaths.

On March 14, 2014, the Company filed U.S. Provisional Application No. 61/953,379. This application addresses delivery devices and methods of treating opioid overdoses through the administration of intranasal naloxone.

On May 15, 2014, the Company entered into an agreement and subsequently received funding from an individual investor in the amount of $300,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 1.5% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 1.5% interest if the treatment is sold or the Company is sold. If the product is not introduced to the market and not approved for marketing within 24 months, the investor will have a 60 day option to receive 37,500 shares of common stock in lieu of the 1.5% interest in the product. The product was approved by the FDA during the six month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the six months ended January 31, 2016, the Company recognized $300,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

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On July 9, 2014, the Company filed U.S. Provisional Application No. 62/022,268 with respect to the Company’s treating opioid overdoses through the administration of intranasal naloxone.

On July 22, 2014, the Company received a $3,000,000 commitment, from which the Company has the right to make capital calls, from a foundation for the research, development, marketing, commercialization, and any other activities connected to the Company’s treatment to reverse opioid overdoses, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 6.0% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its up to 6.0% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not approved by the U.S. Food and Drug Administration or an equivalent body in Europe for marketing and is not actually marketed within 24 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the treatment at a rate of 10 shares for every dollar of its investment. On July 28, 2014 the Company received an initial investment of $111,470 from the foundation in exchange for a 0.22294% interest. On August 13, 2014, September 8, 2014, November 13, 2014, and February 17, 2015, the Company made capital calls of $422,344, $444,530, $1,033,614, and $988,043, respectively, from the foundation in exchange for 0.844687%, 0.888906%, 2.067228%, and 1.976085% interests, respectively, in the net profit as related to the Company’s treatment to reverse opioid overdoses. The product was approved by the FDA during the three month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the three months ended January 31, 2016, the Company recognized $3,000,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

On September 9, 2014, the Company entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 24 months the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product. The product was approved by the FDA during the three month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the three months ended January 31, 2016, the Company recognized $500,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

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On October 31, 2014, the Company entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 24 months the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product. The product was approved by the FDA during the three month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the three months ended January 31, 2016, the Company recognized $500,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

On December 15, 2014, the Company and Adapt Pharma Operations Limited, a wholly owned subsidiary of Adapt Pharma Limited (“Adapt”), an Ireland-based pharmaceutical company, entered into a license agreement (the “Adapt Agreement”). Pursuant to the agreement Adapt has received from the Company a global license to develop and commercialize the Company’s intranasal naloxone opioid overdose reversal treatment. In exchange for licensing its treatment to Adapt, the Company could receive total potential regulatory and sales milestone payments of more than $55 million, plus up to double-digit percentage royalties on net sales. The Adapt Agreement provided for an upfront and nonrefundable payment of $500,000, and monthly payments for up to one year for participation in joint development committee calls and the production and submission of an initial development plan. The Adapt Agreement also required the Company to contribute $2,500,000 of development, regulatory, and commercialization costs, some of which was credited for costs incurred by the Company prior to the execution of the Adapt Agreement. The Company fulfilled its requirement to contribute $2,500,000 during the three months ended October 31, 2015.

On February 17, 2015, the Company announced that Adapt received Fast Track designation by the FDA.

On April 22, 2015, the Company announced that Adapt successfully completed a pharmacokinetic study of intranasal naloxone. This study had been designed and conducted by Opiant in collaboration with NIDA. The pharmacokinetic study compared intranasal naloxone with an injectable formulation of naloxone. The study met its objectives and demonstrated the intranasal formulation of naloxone delivered the targeted naloxone dose as expected.

On June 3, 2015, the Company announced that Adapt commenced a rolling submission of a New Drug Application (“NDA”) to the FDA for a nasal spray formulation of naloxone. A rolling submission allows completed portions of the NDA to be submitted and reviewed by the FDA on an ongoing basis.

On July 29, 2015, the Company announced that Adapt has submitted a NDA to the FDA for NARCAN® (naloxone hydrochloride) Nasal Spray, an investigational drug intended to treat opioid overdose.

On November 18, 2015, the FDA approved NARCAN® (naloxone hydrochloride) Nasal Spray for the emergency treatment of known or suspected opioid overdose, to be marketed by Adapt.

On December 8, 2015, the Company entered into an agreement with an individual investor to receive $500,000 for use by the Company for any purpose, which $500,000 shall be invested by December 18, 2015. In exchange for this funding, the Company has agreed to provide the investor with a 0.75% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net Profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.75% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. The investor also had an option to invest an additional $1,000,000 by February 29, 2016 for use by the Company for any purpose in exchange for a 1.50% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. If such investment were made, then the investor also would have rights with respect to its 1.50% interest if the treatment were sold or the Company were sold. Additionally, the Company would be able to buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback could be for a portion of the interest rather than for the entire interest. This option expired unexercised. During the three months ended January 31, 2016, the Company recognized $500,000 as revenue because the investment did not contain an option to receive shares, and the research and development work related to the product was completed as of January 31, 2016.

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On December 15, 2015, the Company announced that it received a $2 million milestone payment from Adapt. This milestone payment was triggered by the FDA approval of NARCAN® (naloxone hydrochloride) Nasal Spray.

On January 19, 2016, the Company announced that Adapt announced that it has reached an agreement to facilitate the purchase of NARCAN® (naloxone hydrochloride) Nasal Spray by offering its discounted public interest price to 62,000 agencies in state and local government and the non-profit sector. Adapt, in partnership with the National Association of Counties, National Governors Association, National League of Cities, and United States Conference of Mayors, will offer NARCAN® (naloxone hydrochloride) Nasal Spray at a discounted public interest price of $37.50 per dose ($75 for a 2 pack carton) through the U.S. Communities Purchasing Alliance and Premier, Inc. Adapt’s discounted public interest price has been available to qualifying group purchasers, such as law enforcement, firefighters, first responders, departments of health, local school districts, colleges and universities, and community-based organizations.

On January 27, 2016, the Company announced that Adapt announced two national programs at the Clinton Health Matters Initiative Activation Summit to assist in efforts to address the growing risk of opioid overdose among American high school students. Adapt offered a free carton of NARCAN® (naloxone hydrochloride) Nasal Spray to all high schools in the U.S. through the state departments of education. This program will collaborate with the Clinton Health Matters Initiative, an initiative of the Clinton Foundation, as part of its work to scale naloxone access efforts nationally. In addition, Adapt has provided a grant to the National Association of School Nurses (NASN) to support their educational efforts concerning opioid overdose education materials.

On March 7, 2016, the Company announced the receipt of a $2.5 million milestone payment from Adapt. This milestone payment was triggered by the first commercial sale of NARCAN® (naloxone hydrochloride) Nasal Spray in the U.S.

On April 29, 2016, the Company received $105,097 in royalty payments due from Adapt Pharma Operations Limited from commercial sales of NARCAN® (naloxone hydrochloride) Nasal Spray in the U.S during the first quarter of Adapt Pharma Operations Limited’s fiscal year.

On May 6, 2016, the Company announced that Adapt submitted a new drug submission (NDS) for NARCAN® (naloxone hydrochloride) Nasal Spray to Health Canada.

Binge Eating Disorder

The Company is developing a treatment for BED. The Company considers naloxone to be a potentially compelling drug for the pharmacological treatment of BED. It has a well-known safety profile and has the potential to block the reward that patients experience from bingeing.

On May 23, 2013, the Company presented the results of the Company’s Phase II clinical trial of its nasal spray treatment for BED at the American Psychiatric Association (“APA”) Annual Meeting in San Francisco. BED has been added to the fifth edition of the APA’s Diagnostic and Statistical Manual of Mental Disorders (“DSM-5”), which was launched at the APA Annual Meeting. DSM-5 is used by clinicians and researchers to diagnose and classify mental disorders in order to improve diagnoses, treatment, and research. BED is defined in the DSM-5 chapter on Feeding and Eating Disorders as a diagnosis for individuals who experience persistent, recurrent episodes of overeating, marked by loss of control and significant clinical distress.

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On December 17, 2013, the Company entered into an agreement and subsequently received additional funding totaling $250,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.5% interest in the net profit as related to the Company’s BED treatment. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.5% interest if the treatment is sold or the Company is sold. If the product is not approved by the U.S. Food and Drug Administration within 36 months the investor will have a 60 day option to receive 31,250 shares of common stock in lieu of the 0.5% interest in the product.

On September 17, 2014, the Company entered into an agreement and subsequently received funding totaling $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 1.0% interest in the Company’s BED treatment product and pay the investor 1.0% of the net profit generated from this treatment in perpetuity. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not approved by the FDA within 36 months the investor will have a sixty day option to receive 62,500 shares of common stock in lieu of the 1.0% interest in the product.

On July 20, 2015, the Company entered into an agreement and subsequently received additional funding totaling $250,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.5% interest in the Company’s BED treatment product and pay the investor 0.5% of the net profit generated from this treatment in perpetuity. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not approved by the FDA within 36 months the investor will have a sixty day option to receive 25,000 shares of common stock in lieu of the 0.5% interest in the product.

The Company now aims to collaborate with other parties and progress its drug development program for BED.

Cocaine Use Disorder

The Company is developing a treatment for Cocaine Use Disorder (“CocUD”). There are approximately 1.5 million current cocaine users in the U.S., as reported by The Substance Abuse and Mental Health Services Administration (SAMHSA).

Cocaine is often used in a binge pattern. Taking the drug repeatedly within a relatively short period of time, at increasingly higher doses, can easily lead to addiction, a chronic relapsing disease caused by changes in the brain and characterized by uncontrollable drug-seeking no matter the consequences. Cocaine is a strong central nervous system stimulant that increases levels of the neurotransmitter dopamine in brain circuits regulating pleasure and movement, with the opioid system strongly linked to the dopamine reward circuitry.

Any route of administration can lead to absorption of toxic amounts of cocaine. Most seriously, in the short-term cocaine users can suffer from heart attacks, strokes, and convulsions, which can result in sudden death. Repeated use of cocaine can lead to long-term harmful changes in the brain and other parts of the body, including decreases in appetite, weight loss, and malnourishment. Snorting cocaine can lead to loss of sense of smell and difficulty in swallowing, ingesting cocaine can cause severe bowel gangrene due to reduced blood flow, and injecting cocaine can lead to puncture marks called “tracks” and possible allergic reactions. Cocaine users are also at high risk of contracting HIV and viral hepatitis from sharing contaminated needles and engaging in risky sexual behaviors.

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The extraordinary cost of cocaine addiction, financially, medically and socially, is directly related to the stubborn clinical problem of relapse. Relapse rates have remained discouragingly high for decades: up to 80% of addicted individuals relapse within six months of treatment. Finding effective interventions, psychosocial or pharmacologic, has proven difficult.

On December 23, 2015, the Company announced that an opioid antagonist drug will be tested in patients with CocUD at the University of Pennsylvania. The study has been conducted by the Department of Psychiatry at the Perelman School of Medicine at the University of Pennsylvania, and began recruitment in December 2015. Funded by a Medications Development Centers of Excellence Cooperative (U54) Program from NIDA, the study plans to use functional Magnetic Resonance Imaging (fMRI) to better understand the impact of an opioid antagonist drug in the brain of patients with CocUD. The study plans to test its impact on brain networks related to addiction-relevant processes, such as reward and inhibition.

Other Activities

On December 1, 2014, the Company and Aegis Therapeutics, LLC (“Aegis”), entered into a Material Transfer, Option and Research License Agreement (the “Aegis Agreement”) that provides the Company with an exclusive royalty-free research license for a period of time to Aegis’ proprietary delivery enhancement and stabilization agents, including Aegis’ ProTek® and Intravail® technologies (collectively, the “Technology”) to enable the Company to conduct a feasibility study of opioid antagonists when used with the Technology. During this period of time, the Company may also evaluate its interest in having an exclusive license to the Technology for use with opioid antagonists to treat, diagnose, predict, detect or prevent any disease, disorder, state, condition or malady in humans (the “Possible License”). Aegis has granted the Company an exclusive option to obtain the Possible License for a certain period after the study is completed. In consideration of the license granted to the Company pursuant to the Aegis Agreement, the Company is required to pay to Aegis a nonrefundable study fee.

On October 6, 2015, the Company entered into an amendment to the Aegis Agreement. This amendment had an effective date of May 19, 2015 and allowed the Company to evaluate Aegis’ Technology until August 17, 2015. The amendment also provided an opportunity for the Company to elect to further extend the period of time during which the Company could evaluate the Technology until February 13, 2016. The Company elected to further extend the period during which the Company could evaluate the Technology through August 11, 2016.

On September 22, 2015, the Company received a $1,600,000 commitment from a foundation, from which the Company has the right to make capital calls, for the research, development, any other activities connected to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 2.1333% interest in the Net Profit as related to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment. Net profit is defined as any pre-tax revenue received by the Company that was derived from the sale of the products less any and all expenses incurred by and payments made by the Company in connection with the products, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its up to 2.1333% interest if the products are sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If a product is not introduced to the market within 36 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the product at a rate of one-tenth of a share for every dollar of its investment. On October 6, 2015, and December 23, 2015, the Company received $618,000 and $715,500 from the foundation in exchange for a 0.824% and 0.954% interests, respectively, in the Company’s treatments covered by the commitment agreement. The Company will defer recording revenue until such time as the option expires or milestones are achieved that eliminates the investor’s right to exercise the option. Upon expiration of the exercise option, the deliverables of the arrangement will be reviewed and evaluated under ASC 605. In the event the investor chooses to convert interests into shares of common stock, that transaction will be accounted for similar to a sale of shares of common stock for cash.

On April 26, 2016 (the “Amendment Date”), the Company and Aegis entered into the Amended and Restated Material Transfer, Option and Research License Agreement (the “Restated License Agreement”) which amends and restates in its entirety the Material Transfer, Option and Research License Agreement, dated as of December 1, 2014, by and between the Company and Aegis (the “Initial License Agreement”). Under the Restated License Agreement, the Company has been granted an exclusive royalty-free research license, for a period of time (the “Compound Research Period”) to Aegis’ proprietary delivery enhancement and stabilization agents, including, but not limited to, Aegis’ ProTek® and Intravail® technologies (collectively, the “Technology”) to enable the Company to conduct a feasibility study of opioid antagonists when used with the Technology (the “Study”) and evaluate the Company’s interest in licensing the Technology through use of the Compound in additional studies.

The Company agreed to pay Aegis (i) an aggregate of $300,000, of which the Company may elect to pay up to 50% by issuing Company common stock, par value $0.001 per share (“Common Stock”), to Aegis, with the number of shares to be issued equal to 75% of the average closing price of the Company’s Common Stock over the 20 trading days preceding the date of payment as consideration for extending the Compound Research Period pursuant to two separate extension payments of $150,000 each, and (ii) 50,000 shares of Common Stock as partial consideration for entering into the Restated License Agreement. The Company exercised such extensions through payment of the first and second extension fees prior to October 13, 2015 and prior to February 13, 2016, respectively. The Restated License Agreement shall expire on the earlier of (i) the expiration of the “Opiant Negotiation Periods” (as defined in the Restated License Agreement) and (ii) on 30 days prior written notice by the Company; provided, however, that Aegis shall have the right to terminate the license granted in the event the Company does not pursue commercially reasonable efforts to exploit a “Product” (as defined below).

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During the term of the Restated License Agreement, the Company has a right of first refusal and option to add any, or all of the “Additional Compounds” (as defined in the Restated License Agreement), which the Company may exercise at any time upon written notice to Aegis. The Company has granted Aegis a co-exclusive license with the Company to use the data from the Company’s Studies under the Restated License Agreement for certain purposes. Pursuant to the Restated License Agreement, Aegis granted the Company an exclusive option (the “Opiant Option”) to obtain an exclusive, worldwide, royalty-bearing license (with the right to grant sublicenses through multiple tiers) under Aegis’s interests in the Technology and any “Joint Invention” (as such term is defined in the Restated License Agreement) to the Technology to research, develop, make, have made, use, sell, offer for sale, and import products containing the “Compound” (as defined in the Restated License Agreement) or an Additional Compound. The Company may exercise such Opiant Option with respect to the Compounds by written notice to Aegis within 90 days of the completion of the Study for (i) the Compounds or (ii) the Additional Compounds. In the event the Company exercises the Opiant Option, the parties have 120 days to negotiate and execute a definitive license agreement. The terms of such license agreement have been contemplated and agreed upon by the parties under a letter agreement (the “Letter Agreement”). As partial consideration for exercising the Option, the Company shall pay Aegis a nonrefundable and noncreditable license issuance fee of $300,000 as of the effective date of the license agreement entered into by Company and Aegis, of which the Company may elect to pay up to 50% by issuing Company common stock to Aegis, with the number of shares to be issued equal to 75% of the average closing price of the Company’s stock over the prior 20 trading days. In the event the Company exercises the Opiant Option specific to the “Opioid Field” (as defined in Exhibit 1 to the Letter Agreement), the Company shall pay Opiant an additional $100,000 fee and any such products in the Opioid Field shall be subject to the same milestones, royalties and other monetary obligations set forth in the Letter Agreement and summarized below.

Under the Letter Agreement containing the terms of such license, the Company will pay Aegis upon the achievement of each development milestone for a particular Compound or Additional Compound, ranging from $250,000 to $4,000,000 per achievement. Additionally, the Company is required to make minimum quarterly nonrefundable payments to Aegis in the amount of $25,000 (the “Quarterly Payments”), which Quarterly Payments are fully creditable and treated as a prepayment against future milestones or royalties. During the “Royalty Term” (as defined in Exhibit 1 to the Restated Agreement), the Company shall pay Aegis royalties (the “Royalties”) on annual net sales of (i) pharmaceutical formulations containing the Compound as an active ingredient and (ii) Aegis’s proprietary chemically synthesizable excipient(s), including without limitation the Intravail® excipients ((i) and (ii) together, the “Products”), ranging from (A) low single digits for Products with an aggregate annual “Net Sales” (as defined in Exhibit 1 to the Letter Agreement) during a calendar year of $50 million or less to (B) mid-single digits for Products with Net Sales of greater than $1 billion. Such Royalties are subject to reduction as provided in Exhibit 1 to the Restated Agreement but shall not be reduced by more than 50% of the regularly scheduled royalty payment.

The Company expects to file the Restated License Agreement and Letter Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016, and intends to seek confidential treatment for certain terms and provisions of the Restated License Agreement and Letter Agreement. The foregoing description is qualified in its entirety by reference to the complete text of the Restated License Agreement and Letter Agreement when filed.

On February 17, 2016, the Company announced the first convening of its medical advisory board in 2016 to discuss its development programs in substance use, addictive and eating disorders.

Where You Can Find Us

The Company’s principal executive offices are located at 401 Wilshire Blvd., 12th Floor, Santa Monica, CA 90401. The Company’s telephone number is (424) 252-4756.

THE OFFERING

Common Stock Offered by Selling Security Holders	2,060,715

Common Stock Outstanding Before the Offering	1,987,661

Common Stock Outstanding After the Offering (includes the issuance of the warrant and option shares)	4,048,376

Use of Proceeds	The Company will not receive any proceeds from the sale of the shares of the Company’s common stock offered under this prospectus by the selling security holders. Rather, the selling security holder will receive those proceeds directly

OTC Markets Trading Symbol	OPNT

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to the Company’s securities. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, the Company’s business, financial condition or results of operations could be harmed. In that case, the trading price of the Company’s common stock could decline, and you may lose all or part of your investment.

Risks Related to The Company’s Business and Industry

The Company has generated limited revenue to date and expect to incur significant operating losses for the foreseeable future.

The Company was incorporated on June 21, 2005. The Company operates as a specialty pharmaceutical company developing treatments for substance use, addictive and eating disorders. The Company has generated limited revenues from inception through the date of this report. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays encountered in connection with the clinical trials that will be conducted and on the development of new solutions to common addictions and related disorders. These potential problems include, but are not limited to, unanticipated problems relating to the clinical trials, changes in the regulatory and competitive landscape, and additional costs and expenses that may exceed current budget estimates for the completion of the trials. In order to complete certain clinical trials, the Company anticipates that the Company will incur increased operating expenses. The Company expects to incur significant losses into the foreseeable future. The Company recognizes that if the Company is unable to generate funding or sufficient revenues, the Company will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. If the Company is unsuccessful in addressing these risks, then the Company will most likely fail.

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The Company may not succeed in completing the development of the Company’s products, commercializing the Company’s products, and generating significant revenues.

Since commencing operations, the Company has focused on the research and development of using opioid antagonists to: (i) reverse opioid overdoses, (ii) for BED; and (iii) treat Cocaine Use Disorder. The Company’s products have generated limited revenues. The Company’s ability to generate significant revenues and achieve profitability depends on the Company’s ability to successfully complete the development of its products, obtain market approval, and generate significant revenues. On December 15, 2014, the Company and Adapt entered into the Adapt Agreement that provides Adapt with a global license to develop and commercialize the Company’s intranasal naloxone opioid overdose reversal treatment, now known as NARCAN® (naloxone hydrochloride) Nasal Spray. The loss for any reason of Adapt as a key partner could have a significant and adverse impact on the Company’s business. If the Company is unable to retain Adapt as a partner on commercially acceptable terms, the Company may not be able to commercialize the Company’s treatment as planned and the Company may experience delays in or suspension of the marketing of the treatment.

The future success of the Company’s business cannot be determined at this time, and the Company does not anticipate generating significant revenues from product sales for the foreseeable future. Notwithstanding the foregoing, the Company expects to generate revenues from NARCAN® (naloxone hydrochloride) Nasal Spray, for which the Company is dependent on many factors, including the performance of the Company’s licensing partner Adapt and competition in the market. In addition, the Company has no experience in commercializing its treatments on its own and faces a number of challenges with respect to its commercialization efforts, including, among others, that:

•	the Company may not have adequate financial or other resources to complete the development of its products;

•	the Company may not be able to manufacture its products in commercial quantities, at an adequate quality, or at an acceptable cost;

•	the Company may not be able to establish adequate sales, marketing, and distribution channels;

•	healthcare professionals and patients may not accept the Company’s treatments;

•	the Company may not be aware of possible complications from the continued use of its products since the Company has limited clinical experience with respect to the actual use of its products;

•	technological breakthroughs in reversing opioid overdoses, treating overweight and obese patients with BED and treating Cocaine Use Disorder may reduce the demand for the Company’s products;

•	changes in the market for reversing opioid overdoses, treating overweight and obese patients with BED, and treating Cocaine Use Disorder, new alliances between existing market participants, and the entrance of new market participants may interfere with the Company’s market penetration efforts;

•	third-party payors may not agree to reimburse patients for any or all of the purchase price of the Company’s products, which may adversely affect patients’ willingness to purchase the Company’s products;

•	uncertainty as to market demand may result in inefficient pricing of the Company’s products;

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•	the Company may face third-party claims of intellectual property infringement;

•	the Company may fail to obtain or maintain regulatory approvals for its products in the Company’s target markets or may face adverse regulatory or legal actions relating to its products even if regulatory approval is obtained; and

•	the Company is dependent upon the results of clinical studies relating to its products and the products of its competitors. If data from a clinical trial is unfavorable then the Company would be reluctant to advance the specific product for the indication for which it was being developed.

If the Company is unable to meet any one or more of these challenges successfully, the Company’s ability to effectively commercialize its products could be limited, which in turn could have a material adverse effect on its business, financial condition, and results of operations.

Given the Company’s lack of revenue and cash flow, the Company may need to raise additional capital, which may be unavailable to the Company or, even if consummated, may cause dilution or place significant restrictions on the Company’s ability to operate.

Since the Company may be unable to generate sufficient revenue or cash flow to fund its operations for the foreseeable future, the Company may need to seek additional equity or debt financing to provide the capital required to maintain or expand its operations. The Company may also need additional funding to continue the development of its products, increase its sales and marketing capabilities, promote brand identity, or develop or acquire complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes.

The Company does not currently have any arrangements or credit facilities in place as a source of funds, and there can be no assurance that the Company will be able to raise sufficient additional capital if needed on acceptable terms, or at all. If such financing is not available on satisfactory terms, or is not available at all, the Company may be required to delay, scale back, or eliminate the development of business opportunities and its ability to achieve its business objectives, its competitiveness, and its operations and financial condition may be materially adversely affected. The Company’s inability to fund its business could thus lead to the loss of your investment.

If the Company raises additional capital by issuing equity securities and/or equity-linked securities, the percentage ownership of the Company’s existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution. The Company may also issue equity securities and/or equity-linked securities that provide for rights, preferences, and privileges senior to those of its common stock. Given the Company’s need for cash and that equity and equity-linked issuances are very common types of fundraising for companies like the Company, the risk of dilution is particularly significant for stockholders of the Company.

Debt financing, if obtained, may involve agreements that include liens on the Company’s assets and covenants limiting or restricting the Company’s ability to take specific actions such as incurring additional debt. Debt financing could also be required to be repaid regardless of the Company’s operating results.

If the Company raises additional funds through collaborations and licensing arrangements, the Company may be required to relinquish some rights to its products, or to grant licenses on terms that are not favorable to the Company.

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The Company’s current and future operations substantially depend on the Company’s management team and the Company’s ability to hire other key personnel, the loss of any of whom could disrupt the Company’s business operations.

The Company’s business depends and will continue to depend in substantial part on the continued service of Dr. Roger Crystal and Kevin Pollack. The loss of the services of either of these individuals would significantly impede implementation and execution of the Company’s business strategy and may result in the failure to reach its goals. The Company does not carry key person life insurance on any of its management, which would leave the Company uncompensated for the loss of any of its management.

The Company’s future viability and ability to achieve sales and profits will also depend on the Company’s ability to attract, train, retain, and motivate highly qualified personnel in the diverse areas required for continuing its operations. There is a risk that the Company will be unable to attract, train, retain, or motivate qualified personnel, both near term or in the future, and the Company’s failure to do so may severely damage its prospects.

The Company’s independent auditor has issued an audit opinion for the Company which includes a statement describing the company’s going concern status. The Company’s financial status creates a doubt whether the Company will continue as a going concern.

Based on the Company’s financial history since inception, the Company’s independent registered public accounting firm has expressed substantial doubt as to the Company’s ability to continue as a going concern. The Company has generated limited revenue to date.

The Company’s products may have undesirable side effects which may delay or prevent marketing approval, or, if approval is received, require it to be taken off the market, require it to include safety warnings or otherwise limit sales of the product.

Unforeseen side effects from the Company’s products could arise either during clinical development or, if approved, after the Company’s products has been marketed. This could cause regulatory approvals for, or market acceptance of, the Company’s products harder and more costly to obtain.

To date, no serious adverse events have been attributed to the Company’s products. The results of the Company’s planned or any future clinical trials may show that the Company’s products causes undesirable or unacceptable side effects, which could interrupt, delay or halt clinical trials, and result in delay of, or failure to obtain, marketing approval from the FDA and other regulatory authorities, or result in marketing approval from the FDA and other regulatory authorities with restrictive label warnings. If the Company’s products receive marketing approval and the Company or others later identify undesirable or unacceptable side effects caused by the use of the Company’s products:

• regulatory authorities may withdraw their approval of the products, which would force the Company to remove its products from the market;

• regulatory authorities may require the addition of labeling statements, specific warnings, a contraindication, or field alerts to physicians, pharmacies, and others;

• the Company may be required to change instructions regarding the way the products are administered, conduct additional clinical trials, or change the labeling of the products;

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• the Company may be subject to limitations on how it may promote the products;

• sales of the products may decrease significantly;

• the Company may be subject to litigation or product liability claims; and

• the Company’s reputation may suffer.

Any of these events could prevent the Company or its potential future collaborators from achieving or maintaining market acceptance of the Company’s products or could substantially increase commercialization costs and expenses, which in turn could delay or prevent the Company from generating significant revenues from the sale of its products.

The Company currently has no marketing and sales organization and has no experience as a company in marketing pharmaceutical products. If the Company is unable to establish its own marketing and sales capabilities, or enter into agreements with third parties, to market and sell the Company’s products after they are approved, the Company may not be able to generate product revenues.

The Company does not have a sales organization for the marketing, sales, and distribution of any pharmaceutical products. In order to commercialize the Company’s products or any other product candidate the Company may develop or acquire in the future, the Company must develop these capabilities on its own or make arrangements with third parties for the marketing, sales, and distribution of its products. The establishment and development of the Company’s own sales force would be expensive and time consuming and could delay any product launch, and the Company cannot be certain that it would be able to successfully develop this capability. As a result, the Company may seek one or more licensing partners to handle some or all of the sales and marketing of its products in the U.S. and elsewhere. There also may be certain markets within the U.S. and elsewhere for the Company’s products for which the Company may seek a co-promotion arrangement. However, the Company may not be able to enter into arrangements with third parties to sell its products on favorable terms or at all. In the event the Company is unable to develop its own marketing and sales force or collaborate with a third-party marketing and sales organization, the Company would not be able to commercialize its products or any other product candidates that it develops, which would negatively impact its ability to generate product revenues. Furthermore, whether the Company commercializes products on its own or relies on a third party to do so, the Company’s ability to generate revenue would be dependent on the effectiveness of the sales force. In addition, to the extent the Company relies on third parties to commercialize its approved products, the Company would likely receive less revenues than if the Company commercialized these products itself.

The Company relies heavily on Adapt Pharma Operations Limited license to develop and commercialize the Company’s intranasal naloxone opioid overdose reversal treatment.

On December 15, 2014, the Company and Adapt entered into a License Agreement that provides Adapt with a global license to develop and commercialize the Company’s intranasal naloxone opioid overdose reversal treatment, now known as NARCAN® (naloxone hydrochloride) Nasal Spray. The Company may be unable to establish or maintain this relationship on a commercially reasonable basis, if at all. In addition, Adapt may have similar or more established relationships with the Company’s competitors or larger customers. Moreover, the loss for any reason of Adapt as a key partner could have a significant and adverse impact on the Company’s business. If the Company is unable to retain Adapt as a partner on commercially acceptable terms, the Company may not be able to commercialize the Company’s products as planned and the Company may experience delays in or suspension of the marketing of the Company’s products. The same could apply to other product candidates the Company may develop or acquire in the future. The Company’s dependence upon third parties may adversely affect the Company’s ability to generate profits or acceptable profit margins and the Company’s ability to develop and deliver such products on a timely and competitive basis.

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The Company is exposed to product liability, non-clinical and clinical liability risks which could place a substantial financial burden upon the Company, should lawsuits be filed against the Company.

The Company’s business exposes the Company to potential product liability and other liability risks that are inherent in the testing, manufacturing, and marketing of pharmaceutical formulations and products. The Company expects that such claims are likely to be asserted against the Company at some point. In addition, the use in the Company’s clinical trials of pharmaceutical formulations and products and the subsequent sale of these formulations or products by the Company or the Company’s potential collaborators may cause the Company to bear a portion of or all product liability risks. Any claim under any existing insurance policies or any insurance policies secured in the future may be subject to certain exceptions, and may not be honored fully, in part, in a timely manner, or at all, and may not cover the full extent of liability the Company may actually face. Therefore, a successful liability claim or series of claims brought against the Company could have a material adverse effect on the Company’s business, financial condition, and results of operations.

Risks Related to the Company’s Common Stock

The trading in the Company’s shares is regulated by Securities and Exchange Commission rule 15g-9 which established the definition of a “penny stock.”

Although the Company’s shares are currently traded at a price higher than $5.00, the Company’s shares have frequently traded in the past at a price lower than $5.00. If the Company’s share price goes below $5.00, the shares will be defined as a “Penny Stock” under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and rules of the Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s securities, which could severely limit the market price and liquidity of the Company’s securities. These requirements may restrict the ability of broker-dealers to sell the Company’s common stock and may affect your ability to resell Company’s common stock.

The Company will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue the Company may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The Company’s shares are quoted on the OTCQB Market under the symbol “OPNT.” To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for the Company to remain in compliance the Company will require cash to cover the cost of these filings, which could comprise a substantial portion of the Company’s available cash resources. If the Company is unable to remain in compliance it may be difficult for the Company’s stockholders to resell any shares, if at all.

The Company does not anticipate declaring any cash dividends on the Company’s common stock.

The Company currently intends to retain any future earnings for use in the operation and expansion of the Company’s business. Accordingly, the Company does not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

The Company is registering an aggregate of 15,715 shares of common stock, 45,000 shares of common stock underlying warrants and 2,000,000 shares of common stock underlying options. The sales of such shares could depress the market price of the Company’s common stock.

The Company is registering aggregate of 15,715 shares of common stock, 45,000 shares of common stock underlying warrants and 2,000,000 shares of common stock underlying options under this prospectus. The 2,060,715 total shares would represent approximately 103.68% of the Company’s shares of common stock outstanding held by non-affiliates, assuming that all the security holders exercised all of their warrants and options. The sale of these shares into the public market could depress the market price of the Company’s common stock.

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As an “emerging growth company” under applicable law, the Company is subject to lessened disclosure requirements, which could leave the Company’s stockholders without information or rights available to stockholders of more mature companies.

For as long as the Company remains an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act), the Company has elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

• not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

• taking advantage of an extension of time to comply with new or revised financial accounting standards;

• reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements; and

• exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

The Company expects to take advantage of these reporting exemptions until the Company is no longer an “emerging growth company.” Because of these lessened regulatory requirements, the Company’s stockholders would be left without information or rights available to stockholders of more mature companies.

Because the Company has elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” its financial statements may not be comparable to companies that comply with public company effective dates.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, the Company’s financial statements may not be comparable to companies that comply with public company effective dates, and thus investors may have difficulty evaluating or comparing the Company’s business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of the Company’s common stock.

The Company will incur ongoing costs and expenses for SEC reporting and compliance. Without significant revenue the Company may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The Company’s shares are quoted on the OTCQB Market under the symbol “OPNT”. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for the Company to remain in compliance the Company will require cash to cover the cost of these filings, which could comprise a substantial portion of the Company’s available cash resources. If the Company is unable to remain in compliance it may be difficult for the Company’s shareholders to resell any shares, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Registration Statement includes forward-looking statements. The statements herein which are not historical reflect the Company’s current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things, (i) the Company’s projected sales and profitability; (ii) the Company’s growth strategies; (iii) anticipated trends in the Company’s industry; (iv) the Company’s future financing plans; and (v) the Company’s anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Registration Statement generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

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Prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Registration Statement only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the Company management’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the shares of the Company’s common stock offered under this prospectus by the selling security holders. Rather, the selling security holder will receive those proceeds directly. The Company has agreed to bear the expenses (other than any underwriting discounts or selling commissions or any legal expenses incurred by any selling security holder) in connection with the registration of the shares of the Company’s common stock being offered for resale hereunder by the selling security holders.

DETERMINATION OF OFFERING PRICE

The Company determined the offering price based on the average of the high and low prices of the common stock as reported on the OTC Markets on March 30, 2016.

SELLING SECURITY HOLDERS

The shares of common stock being offered for resale by the selling security holders consist of 15,715 shares of common stock, 45,000 shares of common stock underlying warrants and 2,000,000 shares of common stock underlying options.

The table below lists the following information with respect to the selling security holders: (i) the number of outstanding shares of common stock beneficially owned by the selling security holders prior to this offering assuming all of the eligible options and warrants held by such security holders had been exercised; (ii) the number of shares of common stock offered by the selling security holders in this offering; (iii) the number of shares of common stock to be beneficially owned by the selling security holders after the completion of this offering, assuming the sale of all of the shares of common stock offered by the selling security holders; and (iv) the percentage of outstanding shares of common stock to be beneficially owned by the selling security holders after the completion of this offering, assuming the sale of all of the shares of common stock offered by the selling security holders.

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Information presented in the table below is from the selling security holders and the Company’s stock ownership records.

The aggregate number of shares of the Company’s common stock in this offering constitutes approximately 103.68% of the outstanding shares of the Company’s common stock held by non-affiliates, based on 1,987,661 shares of common stock outstanding as of May 13, 2016, and assuming that all of the selling security holders exercise their warrants and options.

The selling security holders may, from time to time, sell all, some or none of their shares in this offering. See “Plan of Distribution” below. No estimate can be given as to the number of shares that will be held by the selling security holders after completion of this offering, because the selling security holders may offer some or all of the shares, and, to the Company’s knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares numbers provided below reflect the share numbers after the December 2014 reverse stock split.

Name *	Shares of Common Stock Beneficially Owned Prior to Offering	Common Shares to be Registered	Option Shares to be Registered	Warrant Shares to be Registered	Number of Shares of Common Stock Beneficially Owned After Offering	Percentage Ownership After Offering

Michael Sinclair (1)	1,436,670		475,000		961,670	66.94
Roger Crystal (2)	1,555,000		500,000	-	1,055,000	67.85
Kevin Pollack (3)	1,580,000		500,000		1,080,000	68.35%
Geoffrey Wolf (4)	753,300		187,500		565,800	75.11%
Gerald Amato	15,715	15,715			0	0%
Arvind Agrawal (5)	175,000		175,000		0	0%

Phax Limited (6)	40,000		40,000		0	0%
Pacific Link Consulting (7)	15,000		15,000		0	0%
Brad Miles (8)	142,500		97,500	45,000	0	0%
Mary Farrell (9)	10,000		10,000		0	0%

Total		15,715	2,000,000	45,000

* The security holders own options or warrants and underlying such options or warrants are shares of common stock of the Company. Such underlying shares are set forth in the table above and are the shares being registered hereto. For purposes of this table, the Company has assumed that the security holders exercised all of their options and warrants with respect to all of the shares underlying such options and warrants as of the date hereof.

(1)	Michael Sinclair is registering 150,000 shares of common stock underlying options with an exercise price of $5.00 per share, vested on June 15, 2014, with an expiration date of June 14, 2024; 75,000 shares of common stock underlying options with an exercise price of $6.00 per share, vested on December 31, 2013, with an expiration date of December 30, 2023; and 250,000 shares of common stock underlying options with an exercise price of $7.25 per share, vested on October 27, 2015, with an expiration date of October 26, 2025. All option grant dates are the same dates as the vesting dates.

(2)	Roger Crystal is registering 150,000 shares of common stock underlying options with an exercise price of $5.00 per share, vested on June 15, 2014, with an expiration date of June 14, 2024; 75,000 shares of common stock underlying options with an exercise price of $6.00 per share, vested on December 31, 2013, with an expiration date of December 30, 2023; and 275,000 shares of common stock underlying options with an exercise price of $7.25 per share, vested on October 27, 2015, with an expiration date of October 26, 2025. All option grants dates are the same dates as the vesting dates.

(3)

Kevin Pollack is registering 150,000 shares of common stock underlying options with an exercise price of $5.00 per share, vested on June 15, 2014, with an expiration date of June 14, 2024; 75,000 shares of common stock underlying options with an exercise price of $6.00 per share, vested on December 31, 2013, with an expiration date of December 30, 2023; and 220,000 shares of common stock underlying options with an exercise price of $7.25 per share, vested on October 27, 2015, with an expiration date of October 26, 2025. All option grant dates are the same dates as the vesting dates.

Mr. Pollack is also registering 2,500 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on April 17, 2012, with an expiration date of April 16, 2017; 2,500 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on July 17, 2012, with an expiration date of July 16, 2017; 2,500 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012 and vested on October 17, 2012, with an expiration date of October 16, 2017; and 2,500 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on January 17, 2013, with an expiration date of January 16, 2018.

In addition, Mr. Pollack is also registering 1,250 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on April 17, 2013, with an expiration date of April 16, 2018, 1,250 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on July 17, 2013 17, 2014, with an expiration date of July 16, 2018; 1,250 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on October 17, 2013, with an expiration date of October 16, 2018; 1,250 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on January 17, 2014, with an expiration date of January 16, 2019; 1,250 shares common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on April 17, 2014, with an expiration date of April 16, 2019; 1,250 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on July 17, 2014, with an expiration date of July 16, 2019; 1,250 shares of common stock underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on October 17, 2014, with an expiration date of October 16, 2019; and 1,250 of common shares underlying options with an exercise price of $10.00 per share, granted on April 17, 2012, vested on January 17, 2015 with an expiration date of January 16, 2020.

In addition, Mr. Pollack is also registering 12,500 shares of common stock underlying options with an exercise price of $12.00 per share, granted on November 26, 2012, vested on November 26, 2012, with an expiration date of November 26, 2017; 5,625 shares of common stock underlying warrants with a grant date of November 26, 2012, vested on November 26, 2012, with an expiration date of November 26, 2017; 5,625 shares of common stock with an exercise price of $12.00 per share, grant date of November 26, 2012, vested on February 26, 2013, with an expiration date of February 26, 2018; 5,625 shares of commons stock underlying options with an exercise price of $12.00 per share, granted on November 26, 2012, vested on May 26, 2013, with an expiration date of May 26, 2018; and 5,625 of common stock underlying options with an exercise price of $12.00 per share, granted on November 26, 2012, vested on August 26, 2013 with an expiration date of August 26, 2018.

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(4)	Geoffrey Wolf is registering 75,000 shares of common stock underlying options with an exercise price of $5.00 per share, granted on June 15, 2014, vested on June 15, 2014, with an expiration date of June 14, 2024; 62,500 shares of common stock underlying options with an exercise price of $7.25 per share, granted on October 27, 2015, vested on October 27, 2015, with an expiration date of October 26, 2025; and 50,000 shares of common stock underlying options with an exercise price of $8.00 per share, granted on June 15, 2014, vested on June 15, 2014, with an expiration date of June 14, 2024.

(5)	Arvind Agrawal is registering 125,000 shares of common stock underlying options with an exercise price of $7.25 per share, granted on October 27, 2015, vested on October 27, 2015, with an expiration date of October 26, 2025; 30,000 shares of common stock underlying options with an exercise price of $10.00 per share, granted on November 12, 2014, with varying vesting dates, with an expiration date of November 11, 2019; and 20,000 shares of common stock underlying options with an exercise price of $15.00 per share, granted on November 12, 2014, with varying vesting dates, with an expiration of November 11, 2019.

(6)

Phax Limited is registering 30,000 shares of common stock underlying options with an exercise price of $10.00 per share, granted on August 2, 2014, vested on August 2, 2014, with an expiration date of August 1, 2019; and 10,000 shares of common stock underlying warrants with an exercise price of $10.00 per share, granted on January 25, 2015, vested on January 25, 2015 with an expiration date of January 24, 2020.

Mark Ellison has sole voting and investment control with respect to the shares underlying options offered by Phax Limited

(7)

Pacific Link Consulting is registering 15,000 shares of common stock underlying options with an exercise price of $10.00 per share, granted and vested on January 9, 2015, with an expiration date of January 8, 2020.

Richard Lowenthal has sole voting and investment control with respect to the shares offered by Pacific Link Consulting.

(8)	Brad Miles is registering 45,000 shares of common stock underlying warrants with an exercise price of $10.00 per share, granted and vested on March 19, 2015, with an expiration date of March 18, 2020; 48,000 shares of common stock underlying options with an exercise price of $10.00 per share, granted and vested on March 19, 2015, with an expiration date of March 18, 2020; 17,500 shares of common stock underlying options with an exercise price of $15.00 per share, granted and vested on January 22, 2013, with an expiration date of January 21, 2018; and 32,000 shares of common stock underlying options with an exercise price of $15.00 per share, granted and vested on March 19, 2015, with an expiration date of March 18, 2020.

(9)	Mary Farrell is registering 10,000 shares of common stock underlying options with an exercise price of $10.00 per share, granted and vested on July 15, 2015, with an expiration date of July 14, 2018.

PLAN OF DISTRIBUTION

The shares of common stock being offered for resale by the selling security holders consist of 15,715 shares of common stock, 1,048,800 shares of common stock underlying warrants and 2,000,000 shares of common stock underlying options. The Company registering the shares of common stock issued to the selling security holders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. The Company will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock. The Company will bear all fees and expenses incident to the Company’s obligation to register the shares of common stock.

The selling security holders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions, which may involve crosses or block transactions, and may be sold on any national securities exchange or quotation service on which the Company’s common stock may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on these exchanges or systems. Sales of the common stock to be registered hereunder could be made at prevailing market prices at the time of the sale, at fixed prices, at negotiated prices, or at varying prices determined at the time of sale. As a result, the Company cannot know the price at which any of the Company’s common stock to be registered hereunder may ultimately be sold by the holders thereof.

The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions, including the requirements of Rule 144(i) applicable to former “shell companies.”

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

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In connection with sales of the shares of common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling security holders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling security holders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of the Company’s common stock made prior to the date the registration statement of which this prospectus forms a part is declared effective by the SEC.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling security holders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Each selling stockholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

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Any selling stockholder may sell some, all or none of the shares of common stock to be registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

The Company will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. The Company will indemnify the selling security holders against certain liabilities, including some liabilities under the Securities Act or the selling security holders will be entitled to contribution. The Company may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to the Company by the selling security holders specifically for use in this prospectus or the Company may be entitled to contribution.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

The authorized capital stock of the Company consists of one billion shares of common stock of which, as of May 13, 2016, 1,987,661 shares are issued and outstanding. In the event that the warrants and options held by the security holders selling under this offering were to exercise all of their warrants and options, there would be 4,048,376 shares issued and outstanding. The Company does not have any other class of stock authorized to be issued.

In December 2014, the Company effected a one-for-one hundred reverse stock split of its common stock did not affect the number of authorized shares of common stock and preferred stock.

Common Stock

On August 10, 2009, the Company amended its Articles to increase the number of shares of common stock, par value $0.001 per share, that the Company is authorized to issue from 75,000,000 to 200,000,000.

On November 26, 2014, the Company amended its Articles of incorporation (the “Articles”) to increase the number of shares of common stock, par value $0.001 per share, that the Company is authorized to issue from 200,000,000 to 1,000,000,000.

As of May 13, 2016, 1,987,661 shares of common stock are issued and outstanding. In the event that the warrants and options held by the security holders selling under this offering were to exercise all of their warrants and options, there would be 4,048,376 shares issued and outstanding.

In December 2014, the Company effected a one-for-one hundred reverse stock split of its common stock, which decreased the number of common shares issued and outstanding from approximately 182.0 million shares to approximately 1.82 million shares as of December 29, 2015.

The holders of the Company’s common stock have equal ratable rights to dividends from funds legally available if and when declared by the Company’s board of directors (the “Board”) and are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the Company’s affairs. The Company’s common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. The Company’s common stock holders are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

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All shares of common stock now outstanding are fully paid for and non-assessable. The Company refers you to its Articles of Incorporation, Bylaws, and the relevant provisions of the Nevada Revised Statutes (“NRS”) for a more complete description of the rights and liabilities of holders of the Company’s securities. All material terms of the Company’s common stock have been addressed in this section.

Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of the Company’s directors.

Dividends

Under NRS 78.288, the directors of a Nevada corporation may authorize, and the corporation may make, distributions (including cash dividends) to stockholders, but no such distribution may be made if, after giving it effect:

•	the corporation would not be able to pay its debts as they become due in the usual course of business; or

•	the corporation’s total assets would be less than the sum of (x) its total liabilities plus (y) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

The NRS prescribes the timing of the determinations above depending on the nature and timing of payment of the distribution. For cash dividends paid within 120 days after the date of authorization, the determinations above must be made as of the date the dividend is authorized. When making their determination that a distribution is not prohibited by NRS 78.288, directors may consider:

•	financial statements prepared on the basis of accounting practices that are reasonable in the circumstances;

•	a fair valuation, including, but not limited to, unrealized appreciation and depreciation; and/or

•	any other method that is reasonable in the circumstances.

Declaration and payment of any dividend will be subject to the discretion of the Company’s Board, however, the time and amount of such dividends, if any, will be dependent upon the Company’s financial condition, operations, compliance with applicable law, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in the Company’s debt instruments, contractual restrictions, business prospects, industry trends, the provisions of Nevada law affecting the payment of distributions, and any other factors the Company’s Board may consider relevant.

Anti-Takeover Effects of the Company’s Articles of Incorporation, as Amended, Bylaws, and Certain Provisions of Nevada Law

The Company’s Articles of Incorporation, as amended, Bylaws, and the NRS contain provisions that may have the effect of maintaining continuity and stability in the composition of the Company’s Board. These provisions may help the Company avoid costly takeover battles, reduce the Company’s vulnerability to a hostile change of control and enhance the ability of the Company’s Board to effectively evaluate and negotiate in connection with any unsolicited offer to acquire the Company. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company’s company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider to be in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

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Business Combinations and Acquisition of Control Shares

Nevada’s “combinations with interested stockholders” statutes (NRS 78.411 through 78.444, inclusive) prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These laws generally apply to Nevada corporations with 200 or more stockholders of record, but a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws. The Company has not made such an election.

Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will only apply to the Company if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on the Company’s stock ledger) and do business in the State of Nevada directly or through an affiliated corporation, unless the Company’s articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (i) one-fifth or more, but less than one-third, (ii) one-third or more, but less than a majority or (iii) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

In addition, NRS 78.139 also provides that directors may resist a change or potential change in control if the directors, by majority vote of a quorum, determine that the change is opposed to, or not in, the best interest of the corporation.

Transfer Agent and Registrar

The Company’s transfer agent and registrar is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598. Their telephone number is (212) 828-8436.

Liability and Indemnification of Directors and Officers

The NRS empower the Company to indemnify the Company’s directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law and was material to the action, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, the Company’s best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Under applicable provisions of the NRS, the Company’s Articles of Incorporation, as amended, Bylaws or any separate agreement may provide for the Company’s payment of expenses incurred by any such director or officer in advance of the final disposition of the applicable action, suit or proceeding, upon delivery by such director or officer of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer is not entitled to be indemnified by the Company.

The Company’s Bylaws provide for indemnification of the Company’s directors and officers substantially identical in scope to that permitted under applicable Nevada law. The Company’s Bylaws also provide that the expenses of the Company’s directors and officers incurred in defending any applicable action, suit or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the required undertaking by the director or officer is delivered to the Company.

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The Company also maintains a customary insurance policy that indemnifies the Company’s directors and officers against various liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) that may be incurred by any director or officer in his or her capacity as such.

At present, there is no pending litigation or proceeding involving any of the Company’s directors or officers for which indemnification is sought, nor is the Company aware of any threatened litigation that is likely to result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by the Company for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the Company’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Szaferman, Lakind, Blumstein & Blader, P.C. located at 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements of the Company as of and for the years ended July 31, 2015 and 2014, incorporated in this registration statement, have been audited by MaloneBailey, LLP, independent registered public accounting firm, as stated in their report which is incorporated herein, which report includes an explanatory paragraph about the existence of a substantial doubt concerning the Company’s ability to continue as a going concern, in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

General Information

Opiant Pharmaceuticals, Inc. (“the Company” or the “Company”) is a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders. The Company was incorporated in the State of Nevada on June 21, 2005, as Madrona Ventures, Inc. and on September 16, 2009, the Company changed its name to Lightlake Therapeutics Inc. On January 28, 2016, the Company changed its name to Opiant Pharmaceuticals, Inc. The Company’s fiscal year end is July 31.

The Company’s strategy is to develop treatments for substance use, addictive and eating disorders. The Company has developed a treatment for reversing opioid overdoses in collaboration with the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health (“NIH”). This treatment, now known as NARCAN® (naloxone hydrochloride) Nasal Spray, was approved by the U.S. Food and Drug Administration (“FDA”) in November 2015.

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In December 2014, the Company effected a one-for-one hundred reverse stock split of its common stock (the “1:100 Reverse Stock Split”) which decreased the number of common shares issued and outstanding from approximately 191 million shares to approximately 1.91 million shares as of May 13, 2016. Unless otherwise noted, all shares amounts listed in this Report been retroactively adjusted for the 1:100 Reverse Stock Split as if such stock splits occurred prior to the issuance of such shares.

The Company has been focused on developing: (i) a treatment to reverse opioid overdoses, (ii) a treatment for Binge Eating Disorder (“BED”), and (iii) a treatment for Cocaine Use Disorder.

Principal Products or Services and Markets

Opioid Overdose Reversal

Naloxone is a medicine that can rapidly reverse the overdose of prescription and illicit opioids and that historically has been available through injection. The Company’s intranasal delivery system of naloxone could widely expand its availability and use in preventing opioid overdose deaths.

On March 14, 2014, the Company filed U.S. Provisional Application No. 61/953,379. This application addresses delivery devices and methods of treating opioid overdoses through the administration of intranasal naloxone.

On May 15, 2014, the Company entered into an agreement and subsequently received funding from an individual investor in the amount of $300,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 1.5% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 1.5% interest if the treatment is sold or the Company is sold. If the product is not introduced to the market and not approved for marketing within 24 months, the investor will have a 60 day option to receive 37,500 shares of common stock in lieu of the 1.5% interest in the product. The product was approved by the FDA during the six month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the six months ended January 31, 2016, the Company recognized $300,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

On July 9, 2014, the Company filed U.S. Provisional Application No. 62/022,268 with respect to the Company’s treating opioid overdoses through the administration of intranasal naloxone.

On July 22, 2014, the Company received a $3,000,000 commitment, from which the Company has the right to make capital calls, from a foundation for the research, development, marketing, commercialization, and any other activities connected to the Company’s treatment to reverse opioid overdoses, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 6.0% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its up to 6.0% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not approved by the U.S. Food and Drug Administration or an equivalent body in Europe for marketing and is not actually marketed within 24 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the treatment at a rate of 10 shares for every dollar of its investment. On July 28, 2014 the Company received an initial investment of $111,470 from the foundation in exchange for a 0.22294% interest. On August 13, 2014, September 8, 2014, November 13, 2014, and February 17, 2015, the Company made capital calls of $422,344, $444,530, $1,033,614, and $988,043, respectively, from the foundation in exchange for 0.844687%, 0.888906%, 2.067228%, and 1.976085% interests, respectively, in the net profit as related to the Company’s treatment to reverse opioid overdoses. The product was approved by the FDA during the three month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the three months ended January 31, 2016, the Company recognized $3,000,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

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On September 9, 2014, the Company entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 24 months the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product. The product was approved by the FDA during the three month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the three months ended January 31, 2016, the Company recognized $500,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

On October 31, 2014, the Company entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 24 months the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product. The product was approved by the FDA during the three month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the three months ended January 31, 2016, the Company recognized $500,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

On December 15, 2014, the Company and Adapt Pharma Operations Limited, a wholly owned subsidiary of Adapt Pharma Limited (“Adapt”), an Ireland-based pharmaceutical company, entered into a license agreement (the “Adapt Agreement”). Pursuant to the agreement Adapt has received from the Company a global license to develop and commercialize the Company’s intranasal naloxone opioid overdose reversal treatment. In exchange for licensing its treatment to Adapt, the Company could receive total potential regulatory and sales milestone payments of more than $55 million, plus up to double-digit percentage royalties on net sales. The Adapt Agreement provided for an upfront and nonrefundable payment of $500,000, and monthly payments for up to one year for participation in joint development committee calls and the production and submission of an initial development plan. The Adapt Agreement also required the Company to contribute $2,500,000 of development, regulatory, and commercialization costs, some of which was credited for costs incurred by the Company prior to the execution of the Adapt Agreement. The Company fulfilled its requirement to contribute $2,500,000 during the three months ended October 31, 2015.

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On February 17, 2015, the Company announced that Adapt received Fast Track designation by the FDA.

On April 22, 2015, the Company announced that Adapt successfully completed a clinical study of intranasal naloxone. The pharmacokinetic study compared intranasal naloxone with an injectable formulation of naloxone. The study met its objectives and demonstrated the intranasal formulation of naloxone delivered the targeted naloxone dose as expected.

On June 3, 2015, the Company announced that Adapt commenced a rolling submission of a New Drug Application (“NDA”) to the FDA for a nasal spray formulation of naloxone, a drug intended to treat opioid overdose. A rolling submission allows completed portions of the NDA to be submitted and reviewed by the FDA on an ongoing basis.

On July 29, 2015, the Company announced that Adapt has submitted a NDA to the FDA for NARCAN® (naloxone hydrochloride) Nasal Spray, an investigational drug intended to treat opioid overdose.

On November 18, 2015, the FDA approved NARCAN® (naloxone hydrochloride) Nasal Spray for the emergency treatment of known or suspected opioid overdose, to be marketed by Adapt.

On December 8, 2015, the Company entered into an agreement with an individual investor to receive $500,000 for use by the Company for any purpose, which $500,000 shall be invested by December 18, 2015. In exchange for this funding, the Company has agreed to provide the investor with a 0.75% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net Profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.75% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. The investor also had an option to invest an additional $1,000,000 by February 29, 2016 for use by the Company for any purpose in exchange for a 1.50% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. If such investment were made, then the investor also would have rights with respect to its 1.50% interest if the treatment were sold or the Company were sold. Additionally, the Company would be able to buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback could be for a portion of the interest rather than for the entire interest. This option expired unexercised. During the three months ended January 31, 2016, the Company recognized $500,000 as revenue because the investment did not contain an option to receive shares, and the research and development work related to the product was completed as of January 31, 2016.

On December 15, 2015, the Company announced that it received a $2 million milestone payment from Adapt. This milestone payment was triggered by the FDA approval of NARCAN® (naloxone hydrochloride) Nasal Spray.

On January 19, 2016, the Company announced that Adapt announced that it has reached an agreement to facilitate the purchase of NARCAN® (naloxone hydrochloride) Nasal Spray by offering its discounted public interest price to 62,000 agencies in state and local government and the non-profit sector. Adapt, in partnership with the National Association of Counties, National Governors Association, National League of Cities, and United States Conference of Mayors, will offer NARCAN® (naloxone hydrochloride) Nasal Spray at a discounted public interest price of $37.50 per dose ($75 for a 2 pack carton) through the U.S. Communities Purchasing Alliance and Premier, Inc. Adapt’s discounted public interest price has been available to qualifying group purchasers, such as law enforcement, firefighters, first responders, departments of health, local school districts, colleges and universities, and community-based organizations.

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On January 27, 2016, the Company announced that Adapt announced two national programs at the Clinton Health Matters Initiative Activation Summit to assist in efforts to address the growing risk of opioid overdose among American high school students. Adapt offered a free carton of NARCAN® (naloxone hydrochloride) Nasal Spray to all high schools in the U.S. through the state departments of education. This program will collaborate with the Clinton Health Matters Initiative, an initiative of the Clinton Foundation, as part of its work to scale naloxone access efforts nationally. In addition, Adapt has provided a grant to the National Association of School Nurses (NASN) to support their educational efforts concerning opioid overdose education materials.

On March 7, 2016, the Company announced the receipt of a $2.5 million milestone payment from Adapt. This milestone payment was triggered by the first commercial sale of NARCAN® (naloxone hydrochloride) Nasal Spray in the U.S.

On April 29, 2016, the Company received $105,097 in royalty payments due from Adapt Pharma Operations Limited from commercial sales of NARCAN® (naloxone hydrochloride) Nasal Spray in the U.S during the first quarter of Adapt Pharma Operations Limited’s fiscal year.

On May 6, 2016, the Company announced that Adapt submitted a new drug submission (NDS) for NARCAN® (naloxone hydrochloride) Nasal Spray to Health Canada.

Binge Eating Disorder

The Company is developing a treatment for BED.

The Company considers naloxone to be a potentially compelling drug for the pharmacological treatment of BED. It has a well-known safety profile and has the potential to block the reward that patients experience from bingeing.

On May 23, 2013, the Company presented the results of the Company’s Phase II clinical trial of its nasal spray treatment for BED at the American Psychiatric Association (“APA”) Annual Meeting in San Francisco. BED has been added to the fifth edition of the APA’s Diagnostic and Statistical Manual of Mental Disorders (“DSM-5”), which was launched at this APA Annual Meeting. DSM-5 is used by clinicians and researchers to diagnose and classify mental disorders in order to improve diagnoses, treatment, and research. BED is defined in the DSM-5 chapter on Feeding and Eating Disorders as a diagnosis for individuals who experience persistent, recurrent episodes of overeating, marked by loss of control and significant clinical distress.

On December 17, 2013, the Company entered into an agreement and subsequently received additional funding totaling $250,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.5% interest in the net profit as related to the Company’s BED treatment. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.5% interest if the treatment is sold or the Company is sold. If the product is not approved by the U.S. Food and Drug Administration within 36 months the investor will have a 60 day option to receive 31,250 shares of common stock in lieu of the 0.5% interest in the product.

On September 17, 2014, the Company entered into an agreement and subsequently received funding totaling $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 1.0% interest in the Company’s BED treatment product and pay the investor 1.0% of the net profit generated from this treatment in perpetuity. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not approved by the FDA within 36 months the investor will have a sixty day option to receive 62,500 shares of common stock in lieu of the 1.0% interest in the product.

On July 20, 2015, the Company entered into an agreement and subsequently received additional funding totaling $250,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.5% interest in the Company’s BED treatment product and pay the investor 0.5% of the net profit generated from this treatment in perpetuity. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not approved by the FDA within 36 months the investor will have a sixty day option to receive 25,000 shares of common stock in lieu of the 0.5% interest in the product.

The Company now aims to collaborate with other parties and progress its drug development program for BED.

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Cocaine Use Disorder

The Company is developing a treatment for Cocaine Use Disorder (“CocUD”). There are approximately 1.5 million current cocaine users in the U.S., as reported by The Substance Abuse and Mental Health Services Administration (SAMHSA).

Cocaine is often used in a binge pattern. Taking the drug repeatedly within a relatively short period of time, at increasingly higher doses, can easily lead to addiction, a chronic relapsing disease caused by changes in the brain and characterized by uncontrollable drug-seeking no matter the consequences. Cocaine is a strong central nervous system stimulant that increases levels of the neurotransmitter dopamine in brain circuits regulating pleasure and movement, with the opioid system strongly linked to the dopamine reward circuitry.

Any route of administration can lead to absorption of toxic amounts of cocaine. Most seriously, in the short-term cocaine users can suffer from heart attacks, strokes, and convulsions, which can result in sudden death. Repeated use of cocaine can lead to long-term harmful changes in the brain and other parts of the body, including decreases in appetite, weight loss, and malnourishment. Snorting cocaine can lead to loss of sense of smell and difficulty in swallowing, ingesting cocaine can cause severe bowel gangrene due to reduced blood flow, and injecting cocaine can lead to puncture marks called “tracks” and possible allergic reactions. Cocaine users are also at high risk of contracting HIV and viral hepatitis from sharing contaminated needles and engaging in risky sexual behaviors.

The extraordinary cost of cocaine addiction, financially, medically and socially, is directly related to the stubborn clinical problem of relapse. Relapse rates have remained discouragingly high for decades: up to 80% of addicted individuals relapse within six months of treatment. Finding effective interventions, psychosocial or pharmacologic, has proven difficult.

Other Activities

On December 1, 2014, the Company and Aegis Therapeutics, LLC (“Aegis”), entered into a Material Transfer, Option and Research License Agreement (the “Aegis Agreement”) that provides the Company with an exclusive royalty-free research license for a period of time to Aegis’ proprietary delivery enhancement and stabilization agents, including Aegis’ ProTek® and Intravail® technologies (collectively, the “Technology”) to enable the Company to conduct a feasibility study of opioid antagonists when used with the Technology. During this period of time, the Company may also evaluate its interest in having an exclusive license to the Technology for use with opioid antagonists to treat, diagnose, predict, detect or prevent any disease, disorder, state, condition or malady in humans (the “Possible License”). Aegis has granted the Company an exclusive option to obtain the Possible License for a certain period after the study is completed. In consideration of the license granted to the Company pursuant to the Aegis Agreement, the Company is required to pay to Aegis a nonrefundable study fee.

On October 6, 2015, the Company entered into an amendment to the Aegis Agreement. This amendment had an effective date of May 19, 2015 and allowed the Company to evaluate Aegis’ Technology until August 17, 2015. The amendment also provided an opportunity for the Company to elect to further extend the period of time during which the Company could evaluate the Technology until February 13, 2016. The Company elected to further extend the period during which the Company could evaluate the Technology through August 11, 2016.

On September 22, 2015, the Company received a $1,600,000 commitment from a foundation, from which the Company has the right to make capital calls, for the research, development, any other activities connected to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 2.1333% interest in the Net Profit as related to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment. Net profit is defined as any pre-tax revenue received by the Company that was derived from the sale of the products less any and all expenses incurred by and payments made by the Company in connection with the products, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its up to 2.1333% interest if the products are sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If a product is not introduced to the market within 36 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the product at a rate of one-tenth of a share for every dollar of its investment. On October 6, 2015, and December 23, 2015, the Company received $618,000 and $715,500 from the foundation in exchange for a 0.824% and 0.954% interests, respectively, in the Company’s treatments covered by the commitment agreement. The Company will defer recording revenue until such time as the option expires or milestones are achieved that eliminates the investor’s right to exercise the option. Upon expiration of the exercise option, the deliverables of the arrangement will be reviewed and evaluated under ASC 605. In the event the investor chooses to convert interests into shares of common stock, that transaction will be accounted for similar to a sale of shares of common stock for cash.

On February 17, 2016, the Company announced the first convening of its medical advisory board in 2016 to discuss its development programs in substance use, addictive and eating disorders.

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On April 26, 2016 (the “Amendment Date”), the Company and Aegis entered into the Amended and Restated Material Transfer, Option and Research License Agreement (the “Restated License Agreement”) which amends and restates in its entirety the Material Transfer, Option and Research License Agreement, dated as of December 1, 2014, by and between the Company and Aegis (the “Initial License Agreement”). Under the Restated License Agreement, the Company has been granted an exclusive royalty-free research license, for a period of time (the “Compound Research Period”) to Aegis’ proprietary delivery enhancement and stabilization agents, including, but not limited to, Aegis’ ProTek® and Intravail® technologies (collectively, the “Technology”) to enable the Company to conduct a feasibility study of opioid antagonists when used with the Technology (the “Study”) and evaluate the Company’s interest in licensing the Technology through use of the Compound in additional studies.

The Company agreed to pay Aegis (i) an aggregate of $300,000, of which the Company may elect to pay up to 50% by issuing Company common stock, par value $0.001 per share (“Common Stock”), to Aegis, with the number of shares to be issued equal to 75% of the average closing price of the Company’s Common Stock over the 20 trading days preceding the date of payment as consideration for extending the Compound Research Period pursuant to two separate extension payments of $150,000 each, and (ii) 50,000 shares of Common Stock as partial consideration for entering into the Restated License Agreement. The Company exercised such extensions through payment of the first and second extension fees prior to October 13, 2015 and prior to February 13, 2016, respectively. The Restated License Agreement shall expire on the earlier of (i) the expiration of the “Opiant Negotiation Periods” (as defined in the Restated License Agreement) and (ii) on 30 days prior written notice by the Company; provided, however, that Aegis shall have the right to terminate the license granted in the event the Company does not pursue commercially reasonable efforts to exploit a “Product” (as defined below).

During the term of the Restated License Agreement, the Company has a right of first refusal and option to add any, or all of the “Additional Compounds” (as defined in the Restated License Agreement), which the Company may exercise at any time upon written notice to Aegis. The Company has granted Aegis a co-exclusive license with the Company to use the data from the Company’s Studies under the Restated License Agreement for certain purposes. Pursuant to the Restated License Agreement, Aegis granted the Company an exclusive option (the “Opiant Option”) to obtain an exclusive, worldwide, royalty-bearing license (with the right to grant sublicenses through multiple tiers) under Aegis’s interests in the Technology and any “Joint Invention” (as such term is defined in the Restated License Agreement) to the Technology to research, develop, make, have made, use, sell, offer for sale, and import products containing the “Compound” (as defined in the Restated License Agreement) or an Additional Compound. The Company may exercise such Opiant Option with respect to the Compounds by written notice to Aegis within 90 days of the completion of the Study for (i) the Compounds or (ii) the Additional Compounds. In the event the Company exercises the Opiant Option, the parties have 120 days to negotiate and execute a definitive license agreement. The terms of such license agreement have been contemplated and agreed upon by the parties under a letter agreement (the “Letter Agreement”). As partial consideration for exercising the Option, the Company shall pay Aegis a nonrefundable and noncreditable license issuance fee of $300,000 as of the effective date of the license agreement entered into by Company and Aegis, of which the Company may elect to pay up to 50% by issuing Company common stock to Aegis, with the number of shares to be issued equal to 75% of the average closing price of the Company’s stock over the prior 20 trading days. In the event the Company exercises the Opiant Option specific to the “Opioid Field” (as defined in Exhibit 1 to the Letter Agreement), the Company shall pay Opiant an additional $100,000 fee and any such products in the Opioid Field shall be subject to the same milestones, royalties and other monetary obligations set forth in the Letter Agreement and summarized below.

Under the Letter Agreement containing the terms of such license, the Company will pay Aegis upon the achievement of each development milestone for a particular Compound or Additional Compound, ranging from $250,000 to $4,000,000 per achievement. Additionally, the Company is required to make minimum quarterly nonrefundable payments to Aegis in the amount of $25,000 (the “Quarterly Payments”), which Quarterly Payments are fully creditable and treated as a prepayment against future milestones or royalties. During the “Royalty Term” (as defined in Exhibit 1 to the Restated Agreement), the Company shall pay Aegis royalties (the “Royalties”) on annual net sales of (i) pharmaceutical formulations containing the Compound as an active ingredient and (ii) Aegis’s proprietary chemically synthesizable excipient(s), including without limitation the Intravail® excipients ((i) and (ii) together, the “Products”), ranging from (A) low single digits for Products with an aggregate annual “Net Sales” (as defined in Exhibit 1 to the Letter Agreement) during a calendar year of $50 million or less to (B) mid-single digits for Products with Net Sales of greater than $1 billion. Such Royalties are subject to reduction as provided in Exhibit 1 to the Restated Agreement but shall not be reduced by more than 50% of the regularly scheduled royalty payment.

The Company expects to file the Restated License Agreement and Letter Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016, and intends to seek confidential treatment for certain terms and provisions of the Restated License Agreement and Letter Agreement. The foregoing description is qualified in its entirety by reference to the complete text of the Restated License Agreement and Letter Agreement when filed.

Employees

As of the date hereof, the Company has six (6) permanent employees, five (5) full time and one (1) part time. In addition, the Company has numerous outside consultants that are not on the Company’s payroll.

DESCRIPTION OF PROPERTY

The Company does not currently own any physical property. The Company leases space on the 12th Floor of 401 Wilshire Blvd., Santa Monica, CA 90401 for $ 2,801 per month. The lease expires on August 31, 2016.

The Company believes that the current premises are sufficient for the Company’s needs at this time.

LEGAL PROCEEDINGS

The Company is currently not involved in any litigation that the Company believes could have a materially adverse effect on the Company’s financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company or any of the Company’s subsidiaries, threatened against or affecting the Company, the Company’s common stock, any of the Company’s subsidiaries or the Company’s or the Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTER

Market Information

Since April 2007, the Company’s common stock has been listed for quotation on the OTCQB under the symbol “LLTP” and currently, “OPNT”.

Price Range of common stock

The following table shows, for the periods indicated, the high and low bid prices per share of the Company’s common stock as reported by the OTCQB quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
Fiscal Year 2014
First quarter ended October 31, 2013	$11.29	$2.80
Second quarter ended January 31, 2014	$7.00	$3.30
Third quarter ended April 30, 2014	$6.00	$3.10
Fourth quarter ended July 31, 2014	$6.10	$1.97

Fiscal Year 2015
First quarter ended October 31, 2014	$6.10	$3.20
Second quarter ended January 31, 2015	$6.00	$3.16
Third quarter ended April 30, 2015	$10.99	$3.43
Fourth quarter ended July 31, 2015	$8.10	$6.09

Approximate Number of Equity Security Holders

As of May 13, 2016, there were approximately 89 stockholders of record. Because shares of the Company’s common stock are held by depositaries, brokers and other nominees, the number of beneficial holders of the Company’s shares is substantially larger than the number of stockholders of record.

Dividends

There are no restrictions in the Company’s Articles of Incorporation or bylaws that prevent the Company from declaring dividends.  The Nevada Revised Statutes, however, do prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividend:

1.	the Company would not be able to pay the Company’s debts as they become due in the usual course of business; or

2.	the Company’s total assets would be less than the sum of the Company’s total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

The Company has not declared any dividends, and the Company does not plan to declare any dividends in the foreseeable future.

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Securities Authorized for Issuance under Equity Compensation Plans

The Company does not have in effect any compensation plans under which the Company’s equity securities are authorized for issuance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the three and six months ended January 31, 2016 and 2015, and the fiscal years ended July 31, 2015 and 2014. It should be read in conjunction with our financial statements and the notes to those financial statements that are included in this report.

Overview

Opiant Pharmaceuticals, Inc. (“the Company” or the “Company”) is a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders. The Company was incorporated in the State of Nevada on June 21, 2005, as Madrona Ventures, Inc. and on September 16, 2009, the Company changed its name to Lightlake Therapeutics Inc. On January 28, 2016, the Company changed its name to Opiant Pharmaceuticals, Inc. The Company’s fiscal year end is July 31.

The Company’s strategy is to develop treatments for substance use, addictive and eating disorders. The Company has worked on developing a treatment for reversing opioid overdoses in collaboration with the National Institute on Drug Abuse (“NIDA”), part of the National Institutes of Health (“NIH”). This treatment, now known as NARCAN® (naloxone hydrochloride) Nasal Spray, was approved by the U.S. Food and Drug Administration (“FDA”) in November 2015. The Company also is developing treatments for Cocaine Use Disorder and Binge Eating Disorder (“BED”).

In December 2014, the Company effected a one-for-one hundred reverse stock split of its common stock (the “1:100 Reverse Stock Split”) which decreased the number of common shares issued and outstanding from approximately 182.0 million shares to approximately 1.82 million shares as of March 12, 2015. Unless otherwise noted, all shares amounts listed in this Report been retroactively adjusted for the 1:100 Reverse Stock Split as if such stock splits occurred prior to the issuance of such shares.

The Company has been focused on developing: (i) a treatment to reverse opioid overdoses, (ii) a treatment for BED, and (iii) a treatment for Cocaine Use Disorder.

Principal Products or Services and Markets

Opioid Overdose Reversal

Naloxone is a medicine that can rapidly reverse the overdose of prescription and illicit opioids and that historically has been available through injection. The Company’s intranasal delivery system of naloxone could widely expand its availability and use in preventing opioid overdose deaths.

On March 14, 2014, the Company filed U.S. Provisional Application No. 61/953,379. This application addresses delivery devices and methods of treating opioid overdoses through the administration of intranasal naloxone.

On May 15, 2014, the Company entered into an agreement and subsequently received funding from an individual investor in the amount of $300,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 1.5% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 1.5% interest if the treatment is sold or the Company is sold. If the product is not introduced to the market and not approved for marketing within 24 months, the investor will have a 60 day option to receive 37,500 shares of common stock in lieu of the 1.5% interest in the product. The product was approved by the FDA during the six month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the six months ended January 31, 2016, the Company recognized $300,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

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On July 9, 2014, the Company filed U.S. Provisional Application No. 62/022,268 with respect to the Company’s treating opioid overdoses through the administration of intranasal naloxone.

On July 22, 2014, the Company received a $3,000,000 commitment, from which the Company has the right to make capital calls, from a foundation for the research, development, marketing, commercialization, and any other activities connected to the Company’s treatment to reverse opioid overdoses, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 6.0% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its up to 6.0% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not approved by the U.S. Food and Drug Administration or an equivalent body in Europe for marketing and is not actually marketed within 24 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the treatment at a rate of 10 shares for every dollar of its investment. On July 28, 2014 the Company received an initial investment of $111,470 from the foundation in exchange for a 0.22294% interest. On August 13, 2014, September 8, 2014, November 13, 2014, and February 17, 2015, the Company made capital calls of $422,344, $444,530, $1,033,614, and $988,043, respectively, from the foundation in exchange for 0.844687%, 0.888906%, 2.067228%, and 1.976085% interests, respectively, in the net profit as related to the Company’s treatment to reverse opioid overdoses. The product was approved by the FDA during the three month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the three months ended January 31, 2016, the Company recognized $3,000,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

On September 9, 2014, the Company entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 24 months the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product. The product was approved by the FDA during the three month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the three months ended January 31, 2016, the Company recognized $500,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

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On October 31, 2014, the Company entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the net profit as related to the Company’s treatment to reverse opioid overdoses. Net profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 24 months the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product. The product was approved by the FDA during the three month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the three months ended January 31, 2016, the Company recognized $500,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

On December 15, 2014, the Company and Adapt Pharma Operations Limited, a wholly owned subsidiary of Adapt Pharma Limited (“Adapt”), an Ireland-based pharmaceutical company, entered into a license agreement (the “Adapt Agreement”). Pursuant to the agreement Adapt has received from the Company a global license to develop and commercialize the Company’s intranasal naloxone opioid overdose reversal treatment. In exchange for licensing its treatment to Adapt, the Company could receive total potential regulatory and sales milestone payments of more than $55 million, plus up to double-digit percentage royalties on net sales. The Adapt Agreement provided for an upfront and nonrefundable payment of $500,000, and monthly payments for up to one year for participation in joint development committee calls and the production and submission of an initial development plan. The Adapt Agreement also required the Company to contribute $2,500,000 of development, regulatory, and commercialization costs, some of which was credited for costs incurred by the Company prior to the execution of the Adapt Agreement. The Company fulfilled its requirement to contribute $2,500,000 during the three months ended October 31, 2015.

On February 17, 2015, the Company announced that Adapt received Fast Track designation by the FDA.

On April 22, 2015, the Company announced that Adapt successfully completed a clinical study of intranasal naloxone. The pharmacokinetic study compared intranasal naloxone with an injectable formulation of naloxone. The study met its objectives and demonstrated the intranasal formulation of naloxone delivered the targeted naloxone dose as expected.

On June 3, 2015, the Company announced that Adapt commenced a rolling submission of a New Drug Application (“NDA”) to the FDA for a nasal spray formulation of naloxone, a drug intended to treat opioid overdose. A rolling submission allows completed portions of the NDA to be submitted and reviewed by the FDA on an ongoing basis.

On July 29, 2015, the Company announced that Adapt has submitted a NDA to the FDA for NARCAN® (naloxone hydrochloride) Nasal Spray, an investigational drug intended to treat opioid overdose.

On November 18, 2015, the FDA approved NARCAN® (naloxone hydrochloride) Nasal Spray for the emergency treatment of known or suspected opioid overdose, to be marketed by Adapt.

On December 8, 2015, the Company entered into an agreement with an individual investor to receive $500,000 for use by the Company for any purpose, which $500,000 shall be invested by December 18, 2015. In exchange for this funding, the Company has agreed to provide the investor with a 0.75% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net Profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.75% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. The investor also had an option to invest an additional $1,000,000 by February 29, 2016 for use by the Company for any purpose in exchange for a 1.50% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. If such investment were made, then the investor also would have rights with respect to its 1.50% interest if the treatment were sold or the Company were sold. Additionally, the Company would be able to buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback could be for a portion of the interest rather than for the entire interest. This option expired unexercised. During the three months ended January 31, 2016, the Company recognized $500,000 as revenue because the investment did not contain an option to receive shares, and the research and development work related to the product was completed as of January 31, 2016.

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On December 15, 2015, the Company announced that it received a $2 million milestone payment from Adapt. This milestone payment was triggered by the FDA approval of NARCAN® (naloxone hydrochloride) Nasal Spray for the emergency treatment of known or suspected opioid overdose.

On January 19, 2016, the Company announced that Adapt announced that it has reached an agreement to facilitate the purchase of NARCAN® (naloxone hydrochloride) Nasal Spray by offering its discounted public interest price to agencies in state and local government and the non-profit sector. Adapt, in partnership with the National Association of Counties, National Governors Association, National League of Cities, and United States Conference of Mayors, will offer NARCAN® (naloxone hydrochloride) Nasal Spray at a discounted public interest price of $37.50 per dose ($75 for a 2 pack carton) through the U.S. Communities Purchasing Alliance and Premier, Inc. Adapt’s discounted public interest price has been available to qualifying group purchasers, such as law enforcement, firefighters, first responders, departments of health, local school districts, colleges and universities, and community-based organizations.

On January 27, 2016, the Company announced that Adapt announced two national programs at the Clinton Health Matters Initiative Activation Summit to assist in efforts to address the growing risk of opioid overdose among American high school students. Adapt offered a free carton of NARCAN® (naloxone hydrochloride) Nasal Spray to all high schools in the U.S. through the state departments of education. This program will collaborate with the Clinton Health Matters Initiative, an initiative of the Clinton Foundation, as part of its work to scale naloxone access efforts nationally. In addition, Adapt has provided a grant to the National Association of School Nurses (NASN) to support their educational efforts concerning opioid overdose education materials.

On March 7, 2016, the Company announced the receipt of a $2.5 million milestone payment from Adapt. This milestone payment was triggered by the first commercial sale of NARCAN® (naloxone hydrochloride) Nasal Spray in the U.S.

On April 29, 2016, the Company received $105,097 in royalty payments due from Adapt Pharma Operations Limited from commercial sales of NARCAN® (naloxone hydrochloride) Nasal Spray in the U.S during the first quarter of Adapt Pharma Operations Limited’s fiscal year.

On May 6, 2016, the Company announced that Adapt submitted a new drug submission (NDS) for NARCAN® (naloxone hydrochloride) Nasal Spray to Health Canada.

Binge Eating Disorder

The Company is developing a treatment for BED.

The Company considers naloxone to be a potentially compelling drug for the pharmacological treatment of BED. It has a well-known safety profile and has the potential to block the reward that patients experience from bingeing.

On May 23, 2013, the Company presented the results of the Company’s Phase II clinical trial of its nasal spray treatment for BED at the American Psychiatric Association (“APA”) Annual Meeting in San Francisco. BED has been added to the fifth edition of the APA’s Diagnostic and Statistical Manual of Mental Disorders (“DSM-5”), which was launched at this APA Annual Meeting. DSM-5 is used by clinicians and researchers to diagnose and classify mental disorders in order to improve diagnoses, treatment, and research. BED is defined in the DSM-5 chapter on Feeding and Eating Disorders as a diagnosis for individuals who experience persistent, recurrent episodes of overeating, marked by loss of control and significant clinical distress.

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On December 17, 2013, the Company entered into an agreement and subsequently received additional funding totaling $250,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.5% interest in the net profit as related to the Company’s BED treatment. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.5% interest if the treatment is sold or the Company is sold. If the product is not approved by the U.S. Food and Drug Administration within 36 months the investor will have a 60 day option to receive 31,250 shares of common stock in lieu of the 0.5% interest in the product.

On September 17, 2014, the Company entered into an agreement and subsequently received funding totaling $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 1.0% interest in the Company’s BED treatment product and pay the investor 1.0% of the net profit generated from this treatment in perpetuity. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not approved by the FDA within 36 months the investor will have a sixty day option to receive 62,500 shares of common stock in lieu of the 1.0% interest in the product.

On July 20, 2015, the Company entered into an agreement and subsequently received additional funding totaling $250,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.5% interest in the Company’s BED treatment product and pay the investor 0.5% of the net profit generated from this treatment in perpetuity. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not approved by the FDA within 36 months the investor will have a sixty day option to receive 25,000 shares of common stock in lieu of the 0.5% interest in the product.

The Company now aims to collaborate with other parties and progress its drug development program for BED.

Cocaine Use Disorder

The Company is developing a treatment for Cocaine Use Disorder (“CocUD”). There are approximately 1.5 million current cocaine users in the U.S., as reported by The Substance Abuse and Mental Health Services Administration (SAMHSA).

Cocaine is often used in a binge pattern. Taking the drug repeatedly within a relatively short period of time, at increasingly higher doses, can easily lead to addiction, a chronic relapsing disease caused by changes in the brain and characterized by uncontrollable drug-seeking no matter the consequences. Cocaine is a strong central nervous system stimulant that increases levels of the neurotransmitter dopamine in brain circuits regulating pleasure and movement, with the opioid system strongly linked to the dopamine reward circuitry.

Any route of administration can lead to absorption of toxic amounts of cocaine. Most seriously, in the short-term cocaine users can suffer from heart attacks, strokes, and convulsions, which can result in sudden death. Repeated use of cocaine can lead to long-term harmful changes in the brain and other parts of the body, including decreases in appetite, weight loss, and malnourishment. Snorting cocaine can lead to loss of sense of smell and difficulty in swallowing, ingesting cocaine can cause severe bowel gangrene due to reduced blood flow, and injecting cocaine can lead to puncture marks called “tracks” and possible allergic reactions. Cocaine users are also at high risk of contracting HIV and viral hepatitis from sharing contaminated needles and engaging in risky sexual behaviors.

The extraordinary cost of cocaine addiction, financially, medically and socially, is directly related to the stubborn clinical problem of relapse. Relapse rates have remained discouragingly high for decades: up to 80% of addicted individuals relapse within six months of treatment. Finding effective interventions, psychosocial or pharmacologic, has proven difficult.

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Other Activities

On December 1, 2014, the Company and Aegis Therapeutics, LLC (“Aegis”), entered into a Material Transfer, Option and Research License Agreement (the “Aegis Agreement”) that provides the Company with an exclusive royalty-free research license for a period of time to Aegis’ proprietary delivery enhancement and stabilization agents, including Aegis’ ProTek® and Intravail® technologies (collectively, the “Technology”) to enable the Company to conduct a feasibility study of opioid antagonists when used with the Technology. During this period of time, the Company may also evaluate its interest in having an exclusive license to the Technology for use with opioid antagonists to treat, diagnose, predict, detect or prevent any disease, disorder, state, condition or malady in humans (the “Possible License”). Aegis has granted the Company an exclusive option to obtain the Possible License for a certain period after the study is completed. In consideration of the license granted to the Company pursuant to the Aegis Agreement, the Company is required to pay to Aegis a nonrefundable study fee.

On October 6, 2015, the Company entered into an amendment to the Aegis Agreement. This amendment had an effective date of May 19, 2015 and allowed the Company to evaluate Aegis’ Technology until August 17, 2015. The amendment also provided an opportunity for the Company to elect to further extend the period of time during which the Company could evaluate the Technology until February 13, 2016. The Company elected to further extend the period during which the Company could evaluate the Technology through August 11, 2016.

On September 22, 2015, the Company received a $1,600,000 commitment from a foundation, from which the Company has the right to make capital calls, for the research, development, any other activities connected to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 2.1333% interest in the Net Profit as related to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment. Net profit is defined as any pre-tax revenue received by the Company that was derived from the sale of the products less any and all expenses incurred by and payments made by the Company in connection with the products, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its up to 2.1333% interest if the products are sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If a product is not introduced to the market within 36 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the product at a rate of one-tenth of a share for every dollar of its investment. On October 6, 2015, and December 23, 2015, the Company received $618,000 and $715,500 from the foundation in exchange for a 0.824% and 0.954% interests, respectively, in the Company’s treatments covered by the commitment agreement. The Company will defer recording revenue until such time as the option expires or milestones are achieved that eliminates the investor’s right to exercise the option. Upon expiration of the exercise option, the deliverables of the arrangement will be reviewed and evaluated under ASC 605. In the event the investor chooses to convert interests into shares of common stock, that transaction will be accounted for similar to a sale of shares of common stock for cash.

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On February 17, 2016, the Company announced the first convening of its medical advisory board in 2016 to discuss its development programs in substance use, addictive and eating disorders.

On April 26, 2016 (the “Amendment Date”), the Company and Aegis entered into the Amended and Restated Material Transfer, Option and Research License Agreement (the “Restated License Agreement”) which amends and restates in its entirety the Material Transfer, Option and Research License Agreement, dated as of December 1, 2014, by and between the Company and Aegis (the “Initial License Agreement”). Under the Restated License Agreement, the Company has been granted an exclusive royalty-free research license, for a period of time (the “Compound Research Period”) to Aegis’ proprietary delivery enhancement and stabilization agents, including, but not limited to, Aegis’ ProTek® and Intravail® technologies (collectively, the “Technology”) to enable the Company to conduct a feasibility study of opioid antagonists when used with the Technology (the “Study”) and evaluate the Company’s interest in licensing the Technology through use of the Compound in additional studies.

The Company agreed to pay Aegis (i) an aggregate of $300,000, of which the Company may elect to pay up to 50% by issuing Company common stock, par value $0.001 per share (“Common Stock”), to Aegis, with the number of shares to be issued equal to 75% of the average closing price of the Company’s Common Stock over the 20 trading days preceding the date of payment as consideration for extending the Compound Research Period pursuant to two separate extension payments of $150,000 each, and (ii) 50,000 shares of Common Stock as partial consideration for entering into the Restated License Agreement. The Company exercised such extensions through payment of the first and second extension fees prior to October 13, 2015 and prior to February 13, 2016, respectively. The Restated License Agreement shall expire on the earlier of (i) the expiration of the “Opiant Negotiation Periods” (as defined in the Restated License Agreement) and (ii) on 30 days prior written notice by the Company; provided, however, that Aegis shall have the right to terminate the license granted in the event the Company does not pursue commercially reasonable efforts to exploit a “Product” (as defined below).

During the term of the Restated License Agreement, the Company has a right of first refusal and option to add any, or all of the “Additional Compounds” (as defined in the Restated License Agreement), which the Company may exercise at any time upon written notice to Aegis. The Company has granted Aegis a co-exclusive license with the Company to use the data from the Company’s Studies under the Restated License Agreement for certain purposes. Pursuant to the Restated License Agreement, Aegis granted the Company an exclusive option (the “Opiant Option”) to obtain an exclusive, worldwide, royalty-bearing license (with the right to grant sublicenses through multiple tiers) under Aegis’s interests in the Technology and any “Joint Invention” (as such term is defined in the Restated License Agreement) to the Technology to research, develop, make, have made, use, sell, offer for sale, and import products containing the “Compound” (as defined in the Restated License Agreement) or an Additional Compound. The Company may exercise such Opiant Option with respect to the Compounds by written notice to Aegis within 90 days of the completion of the Study for (i) the Compounds or (ii) the Additional Compounds. In the event the Company exercises the Opiant Option, the parties have 120 days to negotiate and execute a definitive license agreement. The terms of such license agreement have been contemplated and agreed upon by the parties under a letter agreement (the “Letter Agreement”). As partial consideration for exercising the Option, the Company shall pay Aegis a nonrefundable and noncreditable license issuance fee of $300,000 as of the effective date of the license agreement entered into by Company and Aegis, of which the Company may elect to pay up to 50% by issuing Company common stock to Aegis, with the number of shares to be issued equal to 75% of the average closing price of the Company’s stock over the prior 20 trading days. In the event the Company exercises the Opiant Option specific to the “Opioid Field” (as defined in Exhibit 1 to the Letter Agreement), the Company shall pay Opiant an additional $100,000 fee and any such products in the Opioid Field shall be subject to the same milestones, royalties and other monetary obligations set forth in the Letter Agreement and summarized below.

Under the Letter Agreement containing the terms of such license, the Company will pay Aegis upon the achievement of each development milestone for a particular Compound or Additional Compound, ranging from $250,000 to $4,000,000 per achievement. Additionally, the Company is required to make minimum quarterly nonrefundable payments to Aegis in the amount of $25,000 (the “Quarterly Payments”), which Quarterly Payments are fully creditable and treated as a prepayment against future milestones or royalties. During the “Royalty Term” (as defined in Exhibit 1 to the Restated Agreement), the Company shall pay Aegis royalties (the “Royalties”) on annual net sales of (i) pharmaceutical formulations containing the Compound as an active ingredient and (ii) Aegis’s proprietary chemically synthesizable excipient(s), including without limitation the Intravail® excipients ((i) and (ii) together, the “Products”), ranging from (A) low single digits for Products with an aggregate annual “Net Sales” (as defined in Exhibit 1 to the Letter Agreement) during a calendar year of $50 million or less to (B) mid-single digits for Products with Net Sales of greater than $1 billion. Such Royalties are subject to reduction as provided in Exhibit 1 to the Restated Agreement but shall not be reduced by more than 50% of the regularly scheduled royalty payment.

The Company expects to file the Restated License Agreement and Letter Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2016, and intends to seek confidential treatment for certain terms and provisions of the Restated License Agreement and Letter Agreement. The foregoing description is qualified in its entirety by reference to the complete text of the Restated License Agreement and Letter Agreement when filed.

Results of Operations

The following compares the Company’s operations for the Year’s ended July 31, 2015 and 2014.

The Company had $1,550,000 of revenue during the year ended July 31, 2015. The Company recognized $800,000 of revenue derived from the Adapt Agreement. The Company also recognized $750,000 from investments in treatments that were classified as deferred revenue as of July 31, 2014. the Company did not have any revenues during the year ended July 31, 2014 and had generated no revenue from inception through July 31, 2014 as the Company was devoting substantially all of its efforts on establishing the business and its planned principal operations had not commenced.

General and Administrative Expenses

The Company’s general and administrative expenses were incurred in the amounts of $6,034,520 and $10,838,760 for the years ended July 31, 2015 and 2014, respectively. The difference in the year over year change of $4,804,240 was primarily due to a reduction in administrative compensation as the Company recorded $1,729,216 of stock-based compensation during the year ended July 31, 2015 as compared to $9,003,582 during the year ended July 31, 2014. This was partially offset by increases in professional fees, consulting costs, and non-stock based officer’s compensation.

Research and Development

The Company spent $2,414,973 and $464,609 during the years ended July 31, 2015 and 2014, respectively. The year over year increase is primarily due to increased spending on research and development of the Company’s opioid overdose reversal treatment.

Interest Expense

During the years ended July 31, 2015 and 2014, the Company’s interest expense decreased from $160,303 to $28,232. This decrease was due to a reduction in obligations connected to outstanding debt.

Net Loss

The comparable net loss for the year ended July 31, 2015, as compared to the net loss for the year ended July 31, 2014 was $7,037,873 and $11,482,818, respectively. This reduction of net loss was due primarily to a reduction in operating expenses and stock-based compensation, partially offset by an increase in research and development expenses.

The Company has not attained profitable operations and is dependent upon generating sufficient revenues and/or obtaining financing to pursue its objectives and further certain planned initiatives. In their report on the Company’s financial statements at July 31, 2015 and July 31, 2014, the Company’s auditors raised substantial doubt about the Company’s ability to continue as a going concern.

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The following compares the Company’s operations for the three months ended January 31, 2016 to the same period at January 31, 2015.

Revenues

The Company had revenue of $6,860,000 and $560,000 during the three months ended January 31, 2016 and 2015, respectively. The increase in revenue during the three month period ended January 31, 2016 was partially the result of recognizing $4,800,000 of revenue from the sale of net profit interests in the Company’s treatment to reverse opioid overdoses. The revenue from these sales was recognized during the three months ended January 31, 2016, because either the investment did not contain an option to exchange net profit interests for shares or the product was approved by the FDA and marketed, which negated the investor’s option to exchange net profit interests for shares, and the research and development work related to the product was completed as of January 31, 2016. The Company also recognized $2,060,000 of revenue derived from the Adapt Agreement during the period ended January 31, 2016, which included $2,000,000 received as a result of the FDA’s approval of NARCAN® (naloxone hydrochloride) Nasal Spray for the emergency treatment of known or suspected opioid overdose, one of the milestones set forth in the Adapt Agreement. Revenue for the period ended January 31, 2015, was solely derived from the Adapt Agreement.

General and Administrative Expenses

General and administrative expenses were incurred in the amount of $2,485,578 and $2,138,609 for the three months ended January 31, 2016 and 2015, respectively. The increase in expenses as compared to the same period in the prior year was primarily due a general increase in operational costs.

Research and Development Expenses

The Company spent $373,059 and $1,191,747 during the three months ended January 31, 2016 and 2015, respectively. The decrease was primarily due to decreased spending on research and development of the Company’s opioid overdose reversal treatment during the period ended January 31, 2016.

Interest Expense

During the three months ended January 31, 2016, interest expense decreased to $5,491 as compared to $19,370 at January 31, 2015. The decrease was due to a reduction in obligations connected to outstanding debt.

Net Income

The Company had net income for the three months ended January 31, 2016 of $3,970,040 as compared to a net loss of $2,775,614 for the three months ended January 31, 2015. The increase in net income was due primarily to the increase in revenues during the period ended January 31, 2016 compared to the period ended January 31, 2015. The increase in net income was also the result of a decrease in research and development expenses during the period ended January 31, 2016 compared to the period ended January 31, 2015.

The following compares the Company’s operations for the six months ended January 31, 2016 to the same period at January 31, 2015.

Revenues

The Company had revenue of $6,980,000 and $560,000 of revenue during the six months ended January 31, 2016 and 2015 respectively. The increase in revenue during the six month period ended January 31, 2016 was partially the result of recognizing $4,800,000 of revenue from the sale of net profit interests in the Company’s treatment to reverse opioid overdoses. The revenue from these sales was recognized during the six months ended January 31, 2016, because either the investment did not contain an option to exchange net profit interests for shares or the product was approved by the FDA and marketed, which negated the investor’s option to exchange net profit interests for shares, and the research and development work related to the product was completed as of January 31, 2016. The Company also recognized $2,180,000 of revenue derived from the Adapt Agreement during the period ended January 31, 2016, which included $2,000,000 received as a result of the FDA’s approval of NARCAN® (naloxone hydrochloride) Nasal Spray for the emergency treatment of known or suspected opioid overdose, one of the milestones set forth in the Adapt Agreement. Revenue for the period ended January 31, 2015, was solely derived from the Adapt Agreement.

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General and Administrative Expenses

General and administrative expenses were incurred in the amount of $13,276,958 and $2,846,622 for the six months ended January 31, 2016 and 2015, respectively. The increase in expenses as compared to the same period in the prior year was primarily due to an increase in stock-based compensation recorded during the six months ended January 31, 2016 as compared to the six months ended January 31, 2015.

Research and Development Expenses

The Company spent $802,509 and $1,243,848 during the six months ended January 31, 2016 and 2015, respectively. The decrease was primarily due to decreased in spending on research and development of the Company’s opioid overdose reversal treatment during the period ended January 31, 2016.

Interest Expense

During the six months ended January 31, 2016, interest expense decreased to $11,319 as compared to $27,582 at January 31, 2015. This decrease was due to a reduction in obligations connected to outstanding debt.

Net Loss

The comparable net loss for the six months ended January 31, 2016 was $7,139,977 as compared to the net loss of $3,550,951 for the six months ended January 31, 2015. This increased net loss was due primarily to the increase in general and administrative expenses, particularly stock-based compensation. This increase was offset by an increase in revenues and a decrease in research and development expenses during the six months ended January 31, 2016.

Liquidity and Capital Resources

The Company’s cash balance at January 31, 2016, was $1,281,556 together with $6,232,216 of outstanding liabilities. The Company’s management believes that the Company’s current cash balance will not be sufficient to fund the Company’s operations for the next twelve months. As a result, the Company will need to generate sufficient revenues and/or seek additional funding in the near future. The Company currently does not have a specific plan of how it will obtain such funding; however, the Company anticipates that additional funding will be in the form of debt financing and/or equity financing from the sale of the Company’s common stock and/or in the form of financing from the sale of interests in the Company’s prospective products. Such funds may also be derived pursuant to the terms of the Adapt Agreement.

During the six months ended January 31, 2016, the Company received $2,180,000 of revenue pursuant to the Adapt agreement and $1,833,500 in funding in exchange for interests in the Company’s treatments covered by commitment agreements. As stated above, the Company expects to continue to issue debt and/or equity and/or sell interests in the Company’s prospective products to sustain the implementation of the Company’s business plan unless sufficient revenues are generated. The Company also expects to receive funds pursuant to the terms of the Adapt Agreement.

The financial position of the Company at January 31, 2016 showed an increase of $840,593 in assets from July 31, 2015 of $487,795 to $1,328,388. This was due to an increase in the Company’s cash position of $847,339, which was due to the Company receiving funding of its operations in exchange for interests in the Company’s treatments covered by commitment agreements and the Company receiving payments pursuant to the Adapt Agreement. The liabilities decreased from $8,874,520 at July 31, 2015 to $6,232,216 at January 31, 2016. This decrease was a result of a decrease in accounts payable and accrued liabilities of $280,245, a decrease in amounts due to related parties and a decrease in deferred revenue of $2,966,500. This decrease was offset by an increase is the accrual of officer salaries of $734,441.

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Going Concern

The Company has not attained profitable operations and is dependent upon obtaining financing and revenues to develop the Company’s pipeline. In their report on the Company’s financial statements at January 31, 2016 and July 31, 2015, the Company’s auditors raised substantial doubt about the Company’s ability to continue as a going concern.

The Company has incurred significant losses, a working capital deficit as of January 31, 2016 of $2,590,077 and is dependent on generating sufficient revenues and/or obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to generate sufficient revenues and/or obtain the necessary funding it could cease operations as a new enterprise. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include seeking additional financing in the form of debt financing and/or equity financing from the sale of the Company’s common stock and/or in the form of financing from the sale of interests in the Company’s prospective products. Such funds may also be derived pursuant to licensing agreements. There is no guarantee that additional capital or debt financing will be available when and to the extent required, or that if available, it will be on terms acceptable to us. These financial statements do not include any adjustments that might result from this uncertainty

Plan of Operation

During the next year, the Company aims to broaden the Company’s product pipeline, and anticipates commencing further trials based on the Company’s existing as well as potential patents.

At this time, the Company cannot provide investors with any assurance that the Company will be able to generate sufficient revenues and/or obtain sufficient funding to meet the Company’s obligations over the next twelve months. The Company anticipates that if revenues are not sufficient then additional funding will be required in the form of debt financing and/or equity financing from the sale of the Company’s common stock and/or in the form of financing from the sale of interests in the Company’s prospective products. The Company does not have any arrangements in place for any future funding. The Company may also seek to obtain short-term loans from the Company’s officers and directors to meet the Company’s short-term funding needs.

Notwithstanding the foregoing, NARCAN® (naloxone hydrochloride) Nasal Spray for the emergency treatment of known or suspected opioid overdose is currently being marketed by Adapt and the Company expects to receive funds pursuant to the terms of the Adapt Agreement

Critical Accounting Policies and Estimates

The Company believes that the following critical policies affect the Company’s more significant judgments and estimates used in preparation of the Company’s financial statements.

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Company’s board of directors; however, actual results could differ from those estimates.

The Company issues restricted stock to consultants for various services and employees for compensation. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is measurable more reliably measurable. The value of the common stock is measured at the earlier of: (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

The Company issues options and warrants to consultants, directors, and officers as compensation for services. These options and warrants are valued using the Black-Scholes model, which focuses on the current stock price and the volatility of moves to predict the likelihood of future stock moves. This method of valuation is typically used to accurately price stock options and warrants based on the price of the underlying stock.

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Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. The Company did not recognize any impairment losses for any periods presented.

Fair value estimates used in preparation of the consolidated financial statements are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts payable and due to related parties. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Revenue Recognition

The Company recognizes revenues from nonrefundable, up-front license fees related to collaboration agreements, on a straight-line basis over the contracted or estimated period of performance. The period of performance over which the revenues are recognized is typically the period over which the research and/or development are expected to occur or manufacturing services are expected to be provided. When the period of performance is based on the period over which research and/or development is expected to occur, the Company is required to make estimates regarding drug development and commercialization timelines. Because of the many risks and uncertainties associated with the development of drug candidates, these estimates regarding the period of performance may change.

In addition, the Company evaluates each arrangement to determine whether or not it qualifies as a multiple-deliverable revenue arrangement under ASC 605-25. If one or more of the deliverables have a standalone value, then the arrangement would be separated into multiple units of accounting. This normally occurs when the research and development services could contractually and feasibly be provided by other vendors or if the customer could perform the remaining research and development itself, and when the Company has no further obligations and the right has been conveyed. When the deliverables cannot be separated, any initial payment received is treated like an advance payment for the services and recognized over the performance period, as determined based on all of the items in the arrangement. This period is usually the expected research and development period.

Licensing Agreements

The Company has received payments upon Adapt reaching various regulatory milestones and the Company could receive additional sales and regulatory milestone payments, and royalties, in the future. In addition, pursuant to the Adapt Agreement, the Company was required to contribute $2,500,000 of development, regulatory, and commercialization costs, some of which was credited for costs incurred by the Company prior to the execution of the Adapt Agreement. The Company fulfilled its requirement to contribute $2,500,000 during the three months ended October 31, 2015.

The Company recognizes revenue for fees related to participation in the initial development plan and joint development committee calls as revenue once the fee is received and the Company has performed the required services for the period.

Treatment Investments

With respect to investments in interests in the Company’s treatments, if an agreement provides an option that allows the investor in the treatment to convert an interest in a treatment into shares of common stock of the Company, then revenue is deferred until such time that the option expires or milestones are achieved that eliminate the investor’s right to exercise the option. Upon expiration of the exercise option, the deliverables of the arrangement are reviewed and evaluated under ASC 605. In the event the investor chooses to convert interests into shares of common stock, that transaction will be accounted for similar to a sale of shares of common stock for cash.

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Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements as of January 31, 2016.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies that are adopted by the Company as of the specified effective date. The Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The Company’s directors, executive officers, and key employees are listed below. The number of directors is determined by the Company’s board of directors. All of the Company’s directors hold office until the next annual meeting of the board or until their successors have been duly elected and qualified. Dr. Roger Crystal and Kevin Pollack shall serve until the 2017 annual meeting. The Company’s officers are elected by the Company’s board of directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Company’s board of directors.

NAME	AGE	POSITION

Dr. Michael Sinclair	73	Executive Chairman, Chairman of the Board
Dr. Roger Crystal	39	Chief Executive Officer, President, Director
Kevin Pollack	45	Chief Financial Officer, Treasurer, Secretary, Director
Geoffrey Wolf	62	Director
Ann L. MacDougall	62	Director
Dr. Gabrielle Silver	42	Director

Set forth below is a brief description of the background and business experience of the Company’s executive officers and directors for the past five years.

Dr. Michael Sinclair has developed and managed healthcare companies for over forty years. As a physician specializing in psychiatry, he began is medical career at Middlesex Hospital in London. His transition to business came when he founded and acted as Chief Executive of Nestor PLC. His tenure as CEO of Nestor resulted in a compound IRR of 38% over an 8 year period for its shareholders. He acted as President (International) of INA Healthcare Group (subsequently CIGNA) and its Hospital Affiliates Inc. subsidiary. As executive Chairman of Kimberly Quality Care (KQC), he was instrumental in growing KQC from one office in Nashville to a business with a turnover of $1 billion. He was also the chairman and founder of U.S. based Atlantic Medical Management LLP, which managed the New York based healthcare venture fund, Atlantic Medical Capital LP. Dr. Sinclair is Chief Executive Officer and Executive Chairman of Advanced Oncotherapy, PLC and the anti-panic medical device, known as bcalm, and serves on the Board of Overseers (emeritus) of the Tufts University School of Medicine.

Dr. Sinclair’s qualifications to serve on the Company’s board of directors include his medical and management experience.

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Dr. Roger Crystal has been Chief Executive Officer and Director of the Company since September 23, 2009. Dr. Crystal is a pioneer in the development of intranasal naloxone treatments for opioid overdose. He led the Company’s development of nasal naloxone for opioid overdose, which led to FDA approval, is the lead inventor on the product’s patents. He has several years’ experience as a clinician, and began his career as an ENT surgeon at Imperial College Healthcare, London. He holds degrees in Medicine and Physiology from the University of Birmingham. He was also awarded Membership of The Royal College of Surgeons of England. He was an Honorary Research Fellow at University College London and has authored of a number of peer-reviewed scientific articles. After completing an MBA at London Business School, he worked for Goldman Sachs in Mergers and Acquisitions and then consulted for A.T. Kearney specializing in healthcare strategy management. He served on the Global Business Development Product Acquisition and Licensing team at GE Healthcare where he was responsible for evaluating acquisitions, licensing and partnering deals. Most recently he served as Chief Business Officer for ImaginAb, a Los Angeles based venture capital backed biotechnology company, developing immuno-oncology imaging agents. In this capacity he led the company’s turnaround, to establish the strategy for the development of its immune-imaging platform and managed its partnerships, pharmaceutical company engagements and licensing deals..

Dr. Crystal’s qualifications to serve on the Company’s board of directors include his knowledge of the healthcare industry combined with his operational, managerial and strategic expertise.

Kevin Pollack has been Chief Financial Officer and Director of the Company since November 26, 2012 and April 17, 2012, respectively. Mr. Pollack has been an investment banker and securities attorney at Banc of America Securities LLC and Sidley Austin LLP (formerly Brown & Wood LLP), respectively, and has previous asset management experience at Paragon Capital LP. He is a magna cum laude graduate of the Wharton School of the University of Pennsylvania and holds JD and MBA degrees from Vanderbilt University, where he graduated with Beta Gamma Sigma honors. Currently, Mr. Pollack sits on the Boards of Directors of MagneGas Corporation and Pressure BioSciences, Inc. He also is President of Short Hills Capital LLC.

Mr. Pollack’s qualifications to serve on the Company’s board of directors include his financial and management experience, including his experience with other public companies.

Geoffrey Wolf has been a Director of the Company since December 31, 2012. Mr. Wolf resides in Switzerland. During 2008 to 2012, Mr. Wolf managed Vector Assets S.A., an asset management company, which controlled companies in the mining, oil and gas, pharmaceuticals, hospitality and real estate industries. Since 2013, Mr. Wolf has been managing GTL Investments Limited, an asset management company, which controls companies in the mining, oil and gas, pharmaceuticals, hospitality and real estate industries. He received a business degree from Middlesex University in 1976.

Mr. Wolf’s qualifications to serve on the Company’s board of directors include his financial and management experience.

Ms. MacDougall has extensive global experience spanning both operating and legal roles for both private and non-profit organizations. Since January 2014, she has served as President of Encore.org, a national organization building a movement for individuals developing second careers in public or non-profit service. From 2007 to December 2013, Ms. MacDougall was Chief Operating Officer of Acumen, an investment fund focused on goods and services for low-income customers. Prior to Acumen, she had a long career managing legal matters at PriceWaterhouseCoopers, including as General Counsel in the U.S. and Deputy General Counsel based in Paris. Ms. MacDougall earned her B.A. at Tufts University and her J.D. at Brooklyn Law School.

Ms. MacDougalls’ qualifications to serve on the Company’s board of directors include her financial and management experience.

Dr. Silver has extensive experience managing the growth and profitability of pharmaceuticals and diagnostics businesses with a key focus on neurology. Since October 2015, she has served as a partner at Brunswick Group, an advisory firm specializing in critical issues and corporate relations, where she is co-leading the firm’s global pharmaceutical and healthcare offering. From October 2013 to October 2015, she was an executive at GE Healthcare’s Operating Room Solutions business, a new division at GE Healthcare. From September 2010 to October 2013, she was Global Head of Neuroscience/General Medicine Strategic Marketing at GE. In this role, she developed the disease-focused growth strategy across the diagnostics and imaging portfolio. Earlier in her career, Dr. Silver was the director of the CNS Franchise of Eisai Ltd., UK for which she was responsible for growth and profitability of key brands in the UK including Aricept® and Zonegran®. Prior to her tenure at Eisai, she was Therapeutic Area Director of Neuroscience at Bristol-Myers Squibb UK. Dr. Silver received her Bachelor of Science from the University of Bristol and her Bachelor of Medicine and Bachelor of Surgery from the University of London. She is also a Fellow of the Faculty of Pharmaceutical Medicine in the UK.

Dr. Silver’s qualifications to serve on the Company’s board of directors include her healthcare, financial and management experience.

EXECUTIVE COMPENSATION

 Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by the Company during the years ended July 31, 2015, and 2014 in all capacities for the accounts of the Company’s executives, including the Chairman, Chief Executive Officer, and Chief Financial Officer.

Name and principal position	Year	Salary($)(1)	Bonus($)	Stock Award(s)($)	Option awards ($)(2)	All Other Compensation($)	Total ($)

Dr. Roger Crystal	2015	567,892	820,000	-0-	-0-	-0-	1,387,892
CEO	2014	402,083	50,000	-0-	4,961,650	-0-	5,413,733
Kevin Pollack,	2015	541,598	767,500	-0-	-0-	-0-	1,309,098
CFO	2014	366,667	40,000	-0-	4,311,650	-0-	4,718,317
Dr. Michael Sinclair	2015	355,918	193,000	-0-	-0-	-0-	548,918
Chairman	2014	314,583	10,000	-0-	3,030,050	-0-	3,354,633

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(1)	During the fiscal year ended July 31, 2015, less than 50% of salaries were paid to each of Dr. Roger Crystal, Kevin Pollack, and Dr. Michael Sinclair and less than 12% of bonus compensation was paid to each of Dr. Roger Crystal, Kevin Pollack, and Dr. Michael Sinclair. The remaining amounts have been accrued and are owed.

Per the description below, stock options are owed to Dr. Roger Crystal, Kevin Pollack, and Dr. Michael Sinclair, but they have not been disclosed in the Summary Compensation Table because they were not actually issued as of July 31, 2015. On October 23, 2015, stock options were granted pursuant to stock option grant agreements signed by the Company and each executive or director and the date of grant for each stock option grant was October 27, 2015. Each stock option grant, once exercisable, entitles a recipient to purchase a share of Company common stock at the stock option’s exercise price. The exercise price for each stock option is $7.25, which is equal to or greater than the fair market value of shares of Company common stock on October 27, 2015. Each stock option has a ten-year term and expires on October 26, 2025. Each stock option is fully vested on the date of grant, but may only be exercised between the following dates: (i) the first to occur of: (A) the commencement of three trials on or subsequent to October 23, 2015; or (B) (1) the approval by the U.S. Food and Drug Administration of the New Drug Application with respect to the opioid overdose reversal treatment, and (2) the commencement of two trials on or subsequent to October 23, 2015; and (ii) the expiration date.

The stock options granted to the Company’s executive officers and directors on October 27, 2015 are as follows:

Name	Number of Shares
Michael Sinclair	250,000
Roger Crystal	500,000
Kevin Pollack	500,000
Geoffrey Wolf	62,500

With the exception of the stock options grant made to Mr. Wolf, the stock options were granted in lieu of certain stock options that were to be granted to Messrs. Sinclair, Crystal and Pollack pursuant to the following agreements: (i) for Dr. Sinclair, that certain Employment Agreement with the Company dated August 6, 2010, and amended on December 31, 2012 and December 31, 2013, (ii) for Dr. Crystal, that certain Executive Letter of Reappointment with the Company dated November 26, 2012, and amended on December 31, 2012 and December 31, 2013, and (iii) for Mr. Pollack, that certain Executive Letter of Appointment with the Company dated November 26, 2012, and amended on December 31, 2012 and December 31, 2013 (collectively, the “Prior Options”). By accepting the stock option grants, Messrs. Sinclair, Crystal and Pollack waived, released, forfeited and relinquished their rights, claims, titles and interests to the Prior Options.

Director Compensation

The following table provides information for 2015 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director during the fiscal year ended July 31, 2015. With respect to the fiscal year ended July 31, 2015, other than as set forth in the table, the Company has not paid any fees to or, except for reasonable expenses for attending board and committee meetings, reimbursed any expenses of directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Geoffrey Wolf	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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Employment Agreements

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 15, 2016 with the Securities and Exchange Commission (the “Employment Agreements 8-K”), on April 12, 2016, Opiant Pharmaceuticals, Inc. (the “Company”) amended its employment agreements with Dr. Michael Sinclair, our Executive Chairman (the “Sinclair Amendment”), Dr. Roger Crystal, our Chief Executive Officer (the “Crystal Amendment”), and Mr. Kevin Pollack, our Chief Financial Officer (the “Pollack Amendment”) effective as of January 1, 2016.

The Sinclair Amendment

The Sinclair Amendment to the employment agreement by and between the Company and Dr, Michael Sinclair dated August 6, 2010 amends the original agreement and the subsequent amendments to the agreement effective as of December 31, 2012 and December 31, 2013, respectively. The Sinclair Amendment extends the term of Dr. Sinclair’s employment until December 31, 2016.

From January 1, 2016 until December 31, 2016, Dr. Sinclair will receive a base salary of $350,000. The Company shall pay Dr. Sinclair no less than $265,000 of the base salary earned between January 1, 2016 and December 31, 2016, and all amounts in excess of the amounts actually paid shall accrue, with a minimum of 50% of the balance due being paid by September 30, 2017, and remaining balance paid by March 31, 2018.

Dr. Sinclair shall be eligible to earn an incentive bonus in an amount and structure agreed upon by Dr. Sinclair and the Board of Directors of the Company (the “Board”). The amount of the incentive bonus payment shall be determined based the achievement of specific milestones, representing a combination of both individual management objectives and corporate objectives. The Board shall, in its sole discretion, determine whether such objectives have been achieved, and the amount of Dr. Sinclair’s incentive bonus, if any. Any bonus awarded hereunder shall be paid no later than February 15, 2017 and shall be subject to applicable payroll tax withholdings and deductions.

Subject to the approval by the Board, Dr. Sinclair shall be granted options to purchase shares of the Company’s common stock (the “Options”) with an exercise price per share equal to no less than the fair market value of one share of the Company’s common stock on the date of grant of the Options, as determined by the Board. The Options shall also be subject to the terms and conditions of the Company’s forthcoming stock plan.

The Crystal Amendment

The Crystal Amendment to the employment agreement by and between the Company and Dr. Roger Crystal dated November 26, 2012 amends the original agreement and the subsequent amendments to the agreement effective as of December 31, 2012 and December 31, 2013, respectively. The Crystal Amendment extends the term of Dr. Crystal’s employment until December 31, 2016.

From January 1, 2016 until December 31, 2016, Dr. Crystal will receive a base salary of $593,750. The Company shall pay Dr. Crystal no less than $450,000 of the base salary earned between January 1, 2016 and December 31, 2016, and all amounts in excess of the amounts actually paid shall accrue, with a minimum of 50% of the balance due being paid by September 30, 2017, and remaining balance paid by March 31, 2018.

Dr. Crystal shall be eligible to earn an incentive bonus in an amount and structure agreed upon by Dr. Crystal and the Board. The amount of the incentive bonus payment shall be determined based the achievement of specific milestones, representing a combination of both individual management objectives and corporate objectives. The Board shall, in its sole discretion, determine whether such objectives have been achieved, and the amount of Dr. Crystal’s incentive bonus, if any. Any bonus awarded hereunder shall be paid no later than February 15, 2017 and shall be subject to applicable payroll tax withholdings and deductions.

Subject to the approval by the Board, Dr. Crystal shall be granted options to purchase shares of the Company’s common stock (the “Options”) with an exercise price per share equal to no less than the fair market value of one share of the Company’s common stock on the date of grant of the Options, as determined by the Board.   The Options shall also be subject to the terms and conditions of the Company’s forthcoming stock plan.

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The Pollack Amendment

The Pollack Amendment to the employment agreement by and between the Company and Mr. Pollack dated November 26, 2012 amends the original agreement and the subsequent amendments to the agreement dated December 31, 2012 and December 31, 2013, respectively. The Pollack Amendment extends the term of Mr. Pollack’s employment until December 31, 2016.

From January 1, 2016 until December 31, 2016, Mr. Pollack will receive a base salary of $562,500. The Company shall pay Mr. Pollack no less than $425,000 of the base salary earned between January 1, 2016 and December 31, 2016, and all amounts in excess of the amounts actually paid shall accrue, with a minimum of 50% of the balance due being paid by September 30, 2017, and remaining balance paid by March 31, 2018.

Mr. Pollack shall be eligible to earn an incentive bonus in an amount and structure agreed upon by Mr. Pollack and the Board. The amount of the incentive bonus payment shall be determined based the achievement of specific milestones, representing a combination of both individual management objectives and corporate objectives. The Board shall, in its sole discretion, determine whether such objectives have been achieved, and the amount of Mr. Pollack’s incentive bonus, if any. Any bonus awarded hereunder shall be paid no later than February 15, 2017 and shall be subject to applicable payroll tax withholdings and deductions.

Subject to the approval by the Board, Mr. Pollack shall be granted options to purchase shares of the Company’s common stock (the “Options”) with an exercise price per share equal to no less than the fair market value of one share of the Company’s common stock on the date of grant of the Options, as determined by the Board.

The foregoing descriptions of the Sinclair Amendment, Crystal Amendment, and Pollack Amendment  (collectively, the “Amendments”) are qualified in its entirety by reference to the full text of the Amendments, copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

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The Company has an agreement with Geoffrey Wolf, a director of the Company, which provides for the grant of 3,500,000 stock options exercisable at $0.15 per share which terminate five years from their grant date. The director agreement also provides warrants to purchase 34,500,000 shares of common stock exercisable at $0.15 per share with a 5 year termination date. All of the above options and warrants may only be exercised between the following dates: (i) the date on which the Company’s price per share has traded at or above US $0.30 for at least three (3) trading days out of any ten (10) consecutive trading days; and (ii) five years from the grant date. The director agreement has a one-year term limit and can be renewed by mutual agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company’s shares of common stock beneficially owned as of May 13, 2016 for (i) each stockholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for the Company’s directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of May 13, 2016. For purposes of computing the percentage of outstanding shares of the Company’s common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of May 13, 2016 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of : 401 Wilshire Blvd., 12th Floor, Santa Monica, CA 90401.

The following table sets forth information on the ownership of the Company’s voting securities by officers, directors, and major shareholders as well as those who own beneficially more than five percent of the Company’s common stock as of the date of this report:

Name of Beneficial Owner and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock (1)
5% Shareholders
None.	-		%
Directors and Executive Officers
Kevin Pollack	1,580,000	(2)	45.77%
Dr. Roger Crystal	1,555,000	(3)	45.24%
Dr. Michael Sinclair	1,436,370	(4)	44.90%
Geoffrey Wolf	753,300	(5)	28.74%
All directors and officers as a group (4 people)	5,324,670	(6)	68.87%

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(1)	As of May 13, 2016, there were 1,987,661 shares issued and outstanding. Shares of common stock subject to options or warrants currently exercisable or expected to be exercisable with the passage of time, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	This amount includes: (1) 55,000 shares of common stock issuable upon the exercise of warrants and (2) 1,525,000 shares of common stock issuable upon the exercise of stock options.

(3)	This amount includes: (1) 40,000 shares of common stock issuable upon the exercise of warrants and (2) 1,510,000 shares of common stock issuable upon the exercise of stock options, and 5,000 shares of common stock.

(4)	This amount includes: (1) 285,000 shares of common stock issuable upon the exercise of warrants; (2) 1,002,500 shares of common stock issuable upon exercise of stock options; (3) 40,720 shares held in certificate form directly by Dr. Sinclair; (4) 19,650 shares held in certificate form indirectly by (i) Proton Therapy USA, a entity owned jointly by Dr. Sinclair and his son (5,000 shares); (ii) one pension fund (10,000 shares); (iii) a second pension fund (2,000 shares); and (iv) Clearsearch Ltd., an entity who holds the shares for the benefit of Dr. Sinclair (2,650 shares); (5) 88,500 shares held in electronic form for the benefit of Dr. Sinclair.

(5)	This amount includes: (a) 48,800 shares of common stock; (b) 345,000 shares of common stock issuable upon the exercise of warrants held directly by Mr. Wolf; (c) 137,000 of common stock issuable upon the exercise of warrants held by GTL Investments Limited, of which Mr. Wolf is an asset manager; and (d) 222,500 shares of common stock issuable upon exercise of stock options.

(6)	This amount includes an aggregate of 202,670 shares of common stock, 862,000 shares of common stock issuable upon exercise of warrants and 4,265,000 shares of common stock issuable upon exercise of stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following are the related party transactions in which the Company has engaged since August 1, 2014:

The Company uses office space provided by an officer of the Company free of charge.

At July 31, 2015, the Company had loans outstanding with each of its three executive officers, all of who are directors, in the total amount of $130,000 (July 31, 2014 - $350,000). In December, 2012, the Company borrowed $350,000. These notes accrued interest at 6.0% per year and were due December, 2013. These notes were amended on December 16, 2013 to extend the final maturity date to January 6, 2015 and increase the interest rate to 8.5% per annum. During the year ended July 31, 2015, $220,000 of the principal amount was repaid. In December 2014, the agreements were amended to extend the maturity date to April 30, 2016 and increase the annual interest rate to 14.5%, which includes a penalty rate of 8.5% due to non-payment of the required repayment amounts. The loans are unsecured.

During the six months ended January 31, 2016, the Company fully repaid the loans and interest payable.

During September 2015 and October 2015, the Company received loans from each of its three executive officers, all of who are directors, totaling $151,191. The loans bear interest at 6% per annum until January 31, 2016. After January 31, 2016, a penalty of 4% shall be added such that the loans bear interest at 10% per annum. The loans are unsecured and are due on January 31, 2016 unless the Company receives specified funding. If the Company receives the specified funding the loans become due 10 business days after the funding. If the loans are not repaid by January 31, 2016, the maturity date of the loans shall be changed to May 31, 2016.

48

During the six months ended January 31, 2016, the Company fully repaid the loans and interest payable.

Director Independence

Because the Company’s common stock is not currently listed on a national securities exchange, the Company has used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the Company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;

●	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Based on the rule listed above, the Company’s board of directors determined that the Company’s only independent director is Mr. Geoffrey Wolf.

The Company does not currently have a separately designated audit, nominating, or compensation committee.

WHERE YOU CAN FIND MORE INFORMATION

The Company has filed a registration statement, of which this Prospectus is a part, with the SEC under the Securities Act with respect to the Company’s common stock. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete. For further information pertaining to the Company and its common stock, we refer you to the Company’s registration statement and the exhibits thereto, copies of which may be inspected without charge at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information concerning the operation of the SEC’s Public Reference Room is available by calling the SEC at 1-800-SEC-0330. Copies of all or any part of the registration statement may be obtained at prescribed rates from the SEC. The SEC also makes the Company’s filings available to the public on its Internet site (http://www.sec.gov). Quotations relating to the Company’s common stock appear on the OTC Markets, and such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

49

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. Such periodic reports, proxy, and information statements and other information are available for inspection and copying at the public reference facilities and Internet site of the SEC referred to above.

Website Access to Information and Disclosure of Web Access to Company Reports

The Company’s website address is: http://www.opiant.com. The Company makes available free of charge through the Company’s website the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Forms 3, 4, and 5, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Index to Financial Statements

July 31, 2015 and 2014

50

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

We have audited the accompanying balance sheets of Opiant Pharmaceuticals, Inc. (formerly Lightlake Therapeutics Inc.) as of July 31, 2015 and 2014 and the related statements of operations, stockholders’ deficit, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Opiant Pharmaceuticals, Inc. (formerly Lightlake Therapeutics Inc.) as of July 31, 2015 and 2014 and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas
October 26, 2015

51

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Balance Sheets

As of July 31, 2015 and 2014

	July 31,	July 31,
	2015	2014

Assets
Current assets
Cash and cash equivalents	$434,217	$254,770
Prepaid insurance	33,143	24,079
Total current assets	467,360	278,849

Other assets
Patents and patent applications (net of accumulated amortization of $7,015 at July 31, 2015 and $5,642 at July 31, 2014)	20,435	21,808

Total assets	$487,795	$300,657

Liabilities and Stockholders' Deficit
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$315,460	$200,604
Accrued salaries and wages	3,129,060	1,416,651
Due to related parties	130,000	350,000
Total current liabilities	3,574,520	1,967,255

Deferred revenue	5,300,000	1,411,470
Total liabilities	8,874,520	3,378,725

Stockholders' deficit
Common stock; par value $0.001; 1,000,000,000 shares authorized;
1,841,866 shares issued and outstanding at July 31, 2015 and 1,782,073 shares issued and outstanding at July 31, 2014	1,842	1,782
Additional paid-in capital	44,982,519	43,253,363
Accumulated deficit	(53,371,086)	(46,333,213)
Total stockholders' deficit	(8,386,725)	(3,078,068)
Total liabilities and stockholders' deficit	$487,795	$300,657

The accompanying notes are an integral part of these financial statements.

52

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Statements of Operations

For the years ended July 31, 2015 and 2014

	For the
	Year Ended
	July 31,
	2015	2014

Revenue	$1,550,000	$-

Operating expenses
General and administrative	6,034,520	10,838,760
Research and development	2,414,973	464,609
Total operating expenses	8,449,493	11,303,369

Loss from operations	(6,899,493)	(11,303,369)

Other income (expense)
Interest expense	(28,232)	(160,303)
Change in derivative	-	(27,067)
Loss on foreign exchange	(110,148)	(12,730)
Gain on debt settlement/forgiveness	-	20,651
Total other income (expense)	(138,380)	(179,449)

Loss before provision for income taxes	(7,037,873)	(11,482,818)

Provision for income taxes	-	-

Net loss	$(7,037,873)	$(11,482,818)

Loss per common share:
Basic and diluted	$(3.88)	$(6.57)
Weighted average common shares outstanding
Basic and diluted	1,813,069	1,747,881

The accompanying notes are an integral part of these financial statements.

53

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Statements of Stockholders' Deficit

For the years ended July 31, 2015 and 2014

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at July 31, 2013	1,647,001	$1,647	$33,858,732	$(34,850,395)	(990,016)

Derivative liability	-	-	(337,413)	-	(337,413)

Settlement of derivative liability	-	-	506,574	-	506,574

Conversion of convertible note to common stock	3,333	3	8,053	-	8,056

Stock issued for services	41,867	42	213,925	-	213,967

Stock issued due to exercise of warrants	89,872	90	(90)	-	-

Stock based compensation from issuance of stock options	-	-	8,283,582	-	8,283,582

Stock based compensation from issuance of warrants	-	-	720,000	-	720,000

Net loss	-	-	-	(11,482,818)	(11,482,818)

Balance at July 31, 2014	1,782,073	$1,782	$43,253,363	$(46,333,213)	$(3,078,068)

Stock issued for services	59,793	60	311,605	-	311,665

Stock based compensation from issuance of stock options	-	-	1,008,239	-	1,008,239

Stock based compensation from issuance of warrants	-	-	409,312	-	409,312

Net loss	-	-	-	(7,037,873)	(7,037,873)

Balance at July 31, 2015	1,841,866	$1,842	$44,982,519	$(53,371,086)	$(8,386,725)

The accompanying notes are an integral part of these financial statements.

54

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Statements of Cash Flows

For the years ended July 31, 2015 and 2014

	For the
	Year Ended
	July 31,	July 31,
	2015	2014

Cash flows provided by (used in) operating activities
Net loss	$(7,037,873)	$(11,482,818)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization	1,373	1,372
Issuance of common stock for services	311,665	213,967
Stock based compensation from issuance of options	1,008,239	8,283,582
Stock based compensation from issuance of warrants	409,312	720,000
Accreted interest on debt discounts	-	132,428
Gain on debt settlement/forgiveness	-	(20,651)
Change in derivative	-	27,067

Changes in assets and liabilities:
Increase in prepaid insurance	(9,064)	(2,829)
Decrease in deferred revenue	(750,000)	-
Increase in accounts payable	114,856	159,837
Increase in accrued salaries and wages	1,712,409	962,722
Net cash used in operating activities	(4,239,083)	(1,005,323)

Cash flows provided by (used in) financing activities
Payments to related parties on notes payable	(220,000)	-
Investment received in exchange for royalty agreement	4,638,530	661,470
Net cash provided by financing activities	4,418,530	661,470

Net increase (decrease) in cash and cash equivalents	179,447	(343,853)
Cash and cash equivalents, beginning of period	254,770	598,623
Cash and cash equivalents, end of period	$434,217	$254,770

Supplemental disclosure
Interest paid during the period	$-	$-
Taxes paid during the period	$-	$-

Non-Cash Transactions
Conversion of debt to equity	$-	$8,056
Debt discounts attributable to derivative valuation	$-	$132,428
Settlement of derivative liability	$-	$506,574
Cashless exercise of warrants	$-	$8,987
Derivative liability	$-	$337,413

The accompanying notes are an integral part of these financial statements.

55

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

1.	Organization and Basis of Presentation

Opiant Pharmaceuticals, Inc. (formerly Lightlake Therapeutics Inc.) (“Opiant ”, “we”, “our”, the “Company”) was originally incorporated in the State of Nevada on June 21, 2005. On September 16, 2009, the Company changed its name to Lightlake Therapeutics Inc. The Company is a specialty pharmaceutical company developing opioid antagonist treatments for substance use, addictive and eating disorders, including a treatment to reverse opioid overdoses. The Company’s fiscal year end is July 31.

Reverse Stock Split

In December 2014, Opiant effected a one-for-one hundred reverse stock split of its common stock (the “1:100 Reverse Stock Split”) which decreased the number of common shares issued and outstanding from approximately 182.7 million shares to approximately 1.827 million shares as of March 12, 2015. Unless otherwise noted, impacted amounts included in the financial statements and notes thereto have been retroactively adjusted for the stock splits as if such stock splits occurred on the first day of the first period presented. Impacted amounts include but are not limited to shares of common stock issued and outstanding, stock options, shares reserved, exercise prices of warrants or options, and loss per share. There was no impact on preferred or common stock authorized resulting from the 1:100 Reverse Stock Split.

2.	Going Concern

The accompanying financial statements have been prepared assuming Opiant will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has incurred significant losses, a working capital deficit as of July 31, 2015 of $3,107,160 and is dependent on generating sufficient revenues and/or obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to generate sufficient revenues and/or obtain the necessary funding it could cease operations as a new enterprise. This raises substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from this uncertainty.

3.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

Opiant prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Opiant considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents were $434,217 and $254,770 at July 31, 2015 and 2014, respectively. The Company maintains cash balances at financial institutions insured up to $250,000 by the Federal Deposit Insurance Corporation. Balances in the UK are insured up to £85,000 by the Financial Services Compensation Scheme (UK Equivalent). The cash balances exceeded these insured amounts during the year.

Long-Lived Assets

Opiant follows ASC 360, Property, Plant, and Equipment, for its fixed assets. Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method over estimated useful lives (3 to 7 years). The Company’s capitalizes all asset purchases greater than $500 having a useful life greater than one year.

56

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

Opiant follows ASC 350, Intangibles – Goodwill and Other for its intellectual property asset. Intellectual property consists of patents which are stated at their fair value acquisition cost. Amortization is calculated by the straight line method over their estimated useful lives (20 years).

Long-lived assets such as property and equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, Opiant estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. The Company did not recognize any impairment losses for any years presented.

Earnings (Loss) per Share

Opiant follows ASC 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the respective period presented in the Company’s accompanying financial statements.

Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of common stock equivalents (primarily outstanding options and warrants).

Common stock equivalents represent the dilutive effect of the assumed exercise of outstanding stock options and warrants, using the treasury stock method, at either the beginning of the respective period presented or the date of issuance, whichever is later, and only if the common stock equivalents are considered dilutive based upon Opiant’ s net loss position at the calculation date.

Common stock equivalents have not been included in the calculation of dilutive earnings (loss) per share as the result would be anti-dilutive. At July 31 2015, potentially dilutive common stock equivalents are approximately 4,496,052 (2014 – 3,184,523) which consist of options and warrants.

Research and Development Costs

Opiant follows ASC 730, Research and Development, and expenses all research and development costs as incurred for which there is no alternative future use. These costs also include the expensing of employee compensation and employee stock based compensation.

Foreign Currency Translation

Opiant functional and reporting currency is the United States dollar. Occasional transactions may occur in British Pounds and management has adopted ASC 830, Foreign Currency Translation Matters. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Stock-Based Compensation

ASC 718 Compensation – Stock Compensation prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

57

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

Opiant accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Opiant had stock-based compensation of $1,729,216 and $9,217,549 for the years ended July 31, 2015 and 2014, respectively.

Fair Value of Financial Instruments

ASC 820 Fair Value Measurements and Disclosures defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash, accounts payable, and due to related parties. The fair value of Opiant’s convertible note payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

As of July 31, 2014, the convertible note was converted into equity and the derivative warrants were either exchanged for common stock or no longer required derivative treatment as a result of note conversion into equity. Consequently, at July 31, 2014, derivative liabilities have a balance of zero. The derivative instruments were marked to market at settlement dates and the corresponding value of the derivative liabilities of $506,574 was credited to additional paid in capital.

As of July 31, 2015 and 2014 Opiant did not have any financial liabilities measured and recorded at fair value on the Company’s balance sheets on a recurring basis.

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of the derivative financial instruments, measured at fair value on a recurring basis using significant unobservable inputs:

58

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

Balance at July 31, 2013	$9,666
Fair value of warrant derivative liabilities at issuance	469,841
Settlement of derivative liability	(506,574)
Unrealized derivative loss included in other expense	27,067
Balance at July 31, 2015 and 2014	$-

The fair value of the derivative liabilities are calculated at inception and Opiant records a derivative liability for the calculated value. Changes in the fair value of the derivative liabilities are recorded in other income (expense) in the statements of operations.

The derivative warrants were valued using the Black-Scholes option pricing model using the following assumptions:

At settlement dates
Market value of stock on measurement date	$ 0.043-$0.05
Risk-free interest rate	0.77-0.96%
Dividend yield	0%
Volatility factor	169-217%
Term	2.8-3.9 years

Related Parties

Opiant follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Related party balance as of July 31, 2015 amount to $130,000 (2014 - $350,000), and was comprised of loans to the Company. (See Note 4)

Revenue Recognition

We recognize revenues from nonrefundable, up-front license fees related to collaboration agreements, on a straight-line basis over the contracted or estimated period of performance. The period of performance over which the revenues are recognized is typically the period over which the research and/or development is expected to occur or manufacturing services are expected to be provided. When the period of performance is based on the period over which research and/or development is expected to occur, we are required to make estimates regarding drug development and commercialization timelines. Because of the many risks and uncertainties associated with the development of drug candidates, these estimates regarding the period of performance may change.

In addition, we evaluate each arrangement to determine whether or not it qualifies as a multiple-deliverable revenue arrangement under ASC 605-25. If one or more of the deliverables have a standalone value, then the arrangement would be separated into multiple units of accounting. This normally occurs when the R&D services could contractually and feasibly be provided by other vendors or if the customer could perform the remaining R&D itself, and when the Company has no further obligations and the right has been conveyed. When the deliverables cannot be separated, any initial payment received is treated like an advance payment for the services and recognized over the performance period, as determined based on all of the items in the arrangement. This period is usually the expected research and development period.

Licensing Agreement

On December 15, 2014, Opiant entered into a licensing agreement with Adapt Pharma Operations Limited. Pursuant to the license agreement the Company provided a global license to develop and commercialize the Company’s intranasal naloxone opioid overdose reversal treatment. In exchange for licensing its treatment, the Company received a nonrefundable, upfront license fee of $500,000 in December 2014. The Company is also to receive a monthly fee for up to one year, for participation in joint development committee calls and the production and submission of an initial development plan. The initial development plan was completed and submitted in May 2015. Management evaluated the deliverables of this arrangement and determined that the licensing deliverable has a standalone value and therefore, the payment was recognized as revenue.

Opiant could also receive additional payments upon reaching various sales and regulatory milestones. In addition, pursuant to the licensing agreement, the Company is required to contribute $2,500,000 of development, regulatory, and commercialization costs, some of which was credited for costs incurred by the Company prior to the execution of the agreement with Adapt Pharma Operations Limited. At July 31, 2015, the Company had contributed $2,341,419 of which $204,908 is unpaid and reported in accounts payable and accrued liabilities in the balance sheets.

59

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

Opiant recognizes revenue for fees related to participation in the initial development plan and joint development calls as revenue once the fee is received and the Company has performed the required services for the period.

Treatment Investments

With respect to investments in interests in treatments, if an agreement provides an option that allows the investor in the treatment to convert an interest in a treatment into shares of common stock of Opiant, then revenue is deferred until such time that the option expires or milestones are achieved that eliminate the investor’s right to exercise the option. Upon expiration of the exercise option, the deliverables of the arrangement are reviewed and evaluated under ASC 605. In the event the investor chooses to convert interests into shares of common stock, that transaction will be accounted for similar to a sale of shares of common stock for cash.

Recently Issued Accounting Pronouncements

In August 2014, Opiant elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this ASU allows the Company to remove the inception to date information and all references to development stage.

Opiant has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

4.	Related Party Transactions

At July 31, 2015, Opiant had loans outstanding with its three directors (two of which are officers), in the total amount of $130,000 (July 31, 2014 - $350,000). During the year ended July 31, 2015, $220,000 of the principal amount was repaid. In December 2014, the agreements were amended to extend the maturity date to April 30, 2016 and increase the annual interest rate to 14.5%, which includes a penalty rate of 8.5% due to non-payment of the required repayment amounts.  The loans are unsecured.

5.	Deferred Revenue

On April 16, 2013, Opiant entered into an agreement and subsequently received funding in the amount of $600,000 for the research, development, marketing and commercialization of a product relating to a treatment for opioid addiction. In exchange for this funding, the Company agreed to pay the investor 6.0% of the net profit generated from the product in perpetuity. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not introduced to the market and not approved for marketing within 24 months, the investor will have a sixty day option to receive 75,000 shares of common stock in lieu of the 6.0% interest in the product. During the year ended July 31, 2015, the Company recognized $600,000 as revenue because the option to receive the shares of common stock expired unexercised, and the research and development work related to the product was completed as of July 31, 2015.

On May 30, 2013, Opiant entered into an agreement and subsequently received additional funding totaling $150,000 for the research, development, marketing and commercialization of a product relating to a treatment for opioid addiction. In exchange for this funding, the Company agreed to pay the investor 1.50% of the net profit generated from the product in perpetuity. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not introduced to the market and not approved for marketing within 24 months, the investor will have a sixty day option to receive 18,750 shares of common stock in lieu of the 1.50% interest in the product. During the year ended July 31, 2015, the Company recognized $150,000 as revenue because the option to receive shares of common stock expired unexercised, and the research and development work related to the product was completed as of July 31, 2015.

60

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

On December 17, 2013, Opiant entered into an agreement and subsequently received additional funding totaling $250,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.5% interest in the Company’s Binge Eating Disorder treatment product and pay the investor 0.5% of the net profit generated from this treatment in perpetuity. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not approved by the U.S. Food and Drug Administration within 36 months the investor will have a sixty day option to receive 31,250 shares of common stock in lieu of the 0.5% interest in the product.

On May 15, 2014, Opiant entered into an agreement and subsequently received funding from an individual investor in the amount of $300,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 1.5% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 1.5% interest if the treatment is sold or the Company is sold. If the product is not approved by the U.S. Food and Drug Administration within 24 months the investor will have a 60 day option to receive 37,500 shares of common stock in lieu of the 1.5% interest in the product.

On July 22, 2014, Opiant received a $3,000,000 commitment, from which the Company has the right to make capital calls, from a foundation for the research, development, marketing, commercialization, and any other activities connected to the Company’s treatment to reverse opioid overdoses, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 6.0% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its 6.0 % interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. If the product is not approved by the U.S. Food and Drug Administration or an equivalent body in Europe for marketing and is not actually marketed within 24 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the treatment at a rate of 10 shares for every dollar of its investment. On July 28, 2014 the Company received an initial investment of $111,470 from the foundation in exchange for a 0.22294% interest. On August 13, 2014, September 8, 2014, November 13, 2014, and February 17, 2015, the Company made capital calls of $422,344, $444,530, $1,033,614, and $988,043, respectively, from the foundation in exchange for 0.844687%, 0.888906%, 2.067228%, and 1.976085% interests, respectively, in the Net Profit as related to the Company’s treatment to reverse opioid overdoses.

61

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

On September 9, 2014, Opiant entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net Profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years of the investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. If the product is not introduced to the market and not approved by the U.S. Food and Drug Administration or an equivalent body in Europe and not marketed within 24 months, the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product.

On September 17, 2014, Opiant entered into an agreement and subsequently received funding totaling $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 1.0% interest in the Company’s Binge Eating Disorder treatment product and pay the investor 1.0% of the Net Profit generated from this treatment in perpetuity. Net Profit includes the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. If the product is not approved by the U.S. Food and Drug Administration within 36 months, the investor will have a sixty day option to receive 62,500 shares of common stock in lieu of the 1.0% interest in the product.

On October 31, 2014, Opiant entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net Profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback the interest from the investor within two and one half years or after two and a half years but no later than four years of the investment at a price of two times or three and a half times, respectively, of the investment amount. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 24 months, the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product.

On July 20, 2015, Opiant entered into an agreement and subsequently received funding from an individual investor in the amount of $250,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.50% interest in the Net Profit as related to the Company’s treatment of binge eating disorder. Net Profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.50% interest if the treatment is sold or the Company is sold. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 36 months, the investor will have a 60 day option to receive 25,000 shares of common stock in lieu of the interest in the product.

6.	Stockholders’ Equity

Common Stock

On November 26, 2014, Opiant amended its articles of incorporation to increase its authorized capital stock from 200,000,000 common shares to 1,000,000,000 common shares.

During the year ended July 31, 2015

In August 2014, Opiant issued 7,846 shares to consultants for services rendered. The shares have a fair value of $44,723 based on stock prices at issuance dates.

62

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

In December 2014, Opiant issued 24,015 shares to a company for services rendered. The shares have a fair value of $91,258 based on the stock prices at issuance dates.

In January 2015, Opiant issued a total of 5,000 shares to two consultants for services rendered. The shares have a fair value of $19,720 based on the stock prices at issuance dates.

In March 2015, Opiant issued a total of 20,900 shares to two companies and a consultant for services rendered. The shares have a fair value of $141,130 based on the stock prices at issuance dates.

In April 2015, Opiant issued 1,232 shares to a consultant for services rendered. The shares have a fair value of $8,994 based on the stock prices at issuance dates.

In July, 2015, Opiant issued 800 shares to a consultant for services rendered. The shares have a fair value of $5,840 based on the stock prices at the date performance by the consultant was complete.

During the year ended July 31, 2014

On August 12, 2013, Opiant issued 3,750 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $15,000.

On August 28, 2013, Opiant issued 5,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $35,000.

On September 18, 2013, Opiant issued 3,750 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $22,500.

On October 21, 2013, Opiant issued 2,259 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $9,036.

On October 25, 2013, Opiant issued 3,346 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $13,382.

On October 31, 2013, Opiant issued 3,750 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $15,750.

In November 2013, Opiant issued 12,500 shares in exchange for services rendered. The shares issued were valued at market and amounted to $66,500.

On December 23, 2013, Opiant issued 3,750 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $21,750.

On January 23, 2014, Opiant issued 3,333 shares in settlement of a convertible note payable in the amount of $25,000 and accrued interest of $3,707. This transaction resulted in a gain on the extinguishment of the debt in the amount of $20,651.

On April 7, 2014, Opiant issued 3,762 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $15,049.

During the year ended July 31, 2014, Opiant issued 89,872 shares as a result of the cashless exercise of 888,452 warrants.

63

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

Stock Options

As required by the Stock Compensation Topic, ASC 718, Opiant measures and recognizes compensation expense for all share based payment awards made to the officers and directors based on estimated fair values at the grant date and over the requisite service period. Stock option expense recognized for the years ended July 31, 2015 and 2014 was $1,008,239 and $8,283,582, respectively.

On August 1, 2013, Opiant granted its executive officers cashless stock options to purchase a total of 375,000 shares of its common stock at exercise prices ranging from $10.00 to $20.00 per share. These options vested immediately and expire in ten years on July 31, 2023. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $1,068,750 which has been fully recognized as expense for the year ended July 31, 2014.

On November 1, 2013, Opiant granted its executive officers cashless stock options to purchase a total of 225,000 shares of its common stock at exercise prices ranging from $6.00 to $10.00 per share.

These options vested immediately and expire in ten years on October 31, 2023. Opiant has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $985,500 which has been fully recognized as expense for the year ended July 31, 2014.

On December 31, 2013, Opiant granted its executive officers cashless stock options to purchase a total of 665,000 shares of its common stock at exercise prices ranging from $6.00 to $10.00 per share. These options vested immediately and expire in ten years on December 30, 2023. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $3,591,000 which has been fully recognized as expense for the year ended July 31, 2014.

On June 15, 2014, Opiant granted its executive officers and a director cashless stock options to purchase a total of 1,075,000 shares of its common stock at exercise prices ranging from $5.00 to $8.00 per share. These options vest immediately and expire in ten years on June 14, 2024. These options may only be exercised between the following dates: (i) the first to occur of: (A) the commencement of the next trial with respect to the opioid overdose reversal treatment; (B) the entrance into a distribution, licensing, royalty, partnership, collaboration, or other significant transaction with respect to the opioid overdose reversal treatment; or (C) the filing of a New Drug Application with the U.S. Food and Drug Administration with respect to the opioid overdose reversal treatment; and (ii) the Expiration Date. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $2,580,000 which has been fully recognized as expense for the year ended July 31, 2014.

On June 24, 2014, Opiant granted 30,000 cashless stock options to an outside consultant to purchase its common stock at an exercise price of $5.00 per share. These options vest immediately and expire in seven years on June 23, 2021. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $69,000 of which $34,500 has been recognized as expense for the year ended July 31, 2014, and $34,500 has been recognized as expense for the year ended July 31, 2015.

On June 11, 2014, Opiant issued a total of 240,000 warrants with a strike price of $10.00 per share to a consultant in exchange for consulting and other strategic advisory services, including clinical strategy and intellectual property strategy. These warrants expire in ten years on June 10, 2024. Additionally, upon the achievement of certain milestones the consultant will be granted up to an additional 225,400 warrants with strike prices from $12.50 to $25.00 per share.

On August 2, 2014, Opiant granted 30,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $173,999 which have been fully recognized as expense for the year ended July 31, 2015.

64

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

On November 12, 2014, Opiant granted 30,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vest over 3 years. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $188,825, of which $103,951 has been fully recognized as expense for the year ended July 31, 2015.

On November 12, 2014, Opiant granted 20,000 cashless stock options with an exercise price of $15.00 per share to a consultant for services rendered. These options have a term of 5 years and vest over three years. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $127,150, of which $67,984 has been fully recognized as expense for the year ended July 31, 2015.

On January 9, 2015, Opiant granted 15,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $65,163 which have been fully recognized as expense for the year ended July 31, 2015.

On January 25, 2015, Opiant granted 10,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $36,169 which have been fully recognized as expense for the year ended July 31, 2015.

On March 19, 2015, Opiant granted 48,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $282,227 which have been fully recognized as expense for the year ended July 31, 2015.

On March 19, 2015, Opiant granted 32,000 cashless stock options with an exercise price of $15.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $186,655 which have been fully recognized as expense for the year ended July 31, 2015.

On July, 2015, Opiant granted 10,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 3 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $55,043 which have been fully recognized as expense for the year ended July 31, 2015.

Opiant also recognized stock based compensation expense of $37,048 in connection with vested options granted in prior periods.

The assumptions used in the valuation for all of the options granted for the year ended July 31, 2015 were as follows:

Market value of stock on measurement date	$ 3.75 to 7.30	$ 2.40 to 5.40
Risk-free interest rate	1.00 to 1.73%	2.19-2.99%
Dividend yield	0%	0%
Volatility factor	147 to 407%	418-459%
Term	3 to 5 years	7-10 years

65

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

Stock option activity for year ended July 31, 2015 is presented in the table below:

	Number of Shares	Weighted- average Exercise Price	Weighted- average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at July 31, 2014	3,047,500	9.00	8.56
Granted	195,000	11.33
Forfeited/expired/cancelled	(85,000)	11.21
Outstanding at July 31, 2015	3,157,500	9.42	7.58	$1,569,000
Exercisable at July 31, 2015	2,743,750	8.88	8.11	$1,569,000

A summary of the status of Opiant’s non-vested options as of July 31, 2015 and changes during the year ended July 31, 2015 are presented below:

Non-vested options	Number of Options	Weighted Average Grant Date Fair Value

Non-vested at July 31, 2014	17,500	$3.11

Granted	195,000	5.09
Vested	(175,000)	5.06

Non-vested at July 31, 2015	37,500	$3.85

At July 31, 2015, there was $135,640 of unrecognized compensation costs related to non-vested stock options.

Warrants

On December 16, 2014, Opiant issued 38,800 stock warrants with an exercise price of $8.00 per share to a consultant for services rendered. These warrants have a term of 10 years and vested immediately. The Company has valued these warrants using the Black-Scholes option pricing model which resulted in a fair market value of $144,724 which have been fully recognized as expense for the year ended July 31, 2015.

On March 19, 2015, Opiant issued 45,000 stock warrants with an exercise price of $10.00 per share to a consultant for services rendered. These warrants have a term of 5 years  and vested immediately. The Company has valued these warrants using the Black-Scholes option pricing model which resulted in a fair market value of $264,588 which have been fully recognized as expense for the year ended July 31, 2015.

Warrant activity for the year ended July 31, 2015 is presented in the table below:

	Number of Shares	Weighted- average Exercise Price	Weighted- average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at July 31, 2014	1,254,752	$20.00	4.33	$-
Issued	83,800	9.07	-	-
Exercised	-		-	-
Outstanding at July 31, 2015	1,338,552	$19.53	3.55	$-
Exercisable at July 31, 2015	613,552	$24.88	4.89	$-

66

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

7.	Settlement of Convertible Note Payable

On January 23, 2014, Opiant entered into a settlement of a convertible note payable in the amount of $25,000 and accrued interest of $3,707 through the issuance of 3,333 shares of common stock. This transaction resulted in a gain on the extinguishment of the debt in the amount of $20,651.

8.	Income Taxes

Opiant provides for income taxes asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. This method requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Opiant has net operating loss (NOL) carry forwards that were derived solely from operating losses from prior years. These amounts can be carried forward to offset future taxable income for a period of 20 years for each tax year’s loss. These NOL carry forwards begin to expire in 2026. No provision was made for federal income taxes as the Company has significant net operating losses. The income tax period for 2015 is open for examination by taxing authorities.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to the net loss before provision for income taxes for the following reasons:

	July 31, 2015	July 31, 2014

Income tax expense at statutory rate	$(2,070,422)	$(5,527,011)

Valuation allowance	2,070,422	5,527,011

Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	July 31, 2015	July 31, 2014

Net operating loss carryover at statutory rate	$(16,040,239)		$(13,969,817)

Valuation allowance	16,040,239		13,969,817

Net deferred tax asset	$-	$	.-

Opiant had no uncertain tax positions at July 31, 2015 or July 31, 2014.

67

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Financial Statements

For the years ended July 31, 2015 and 2014

9.	Subsequent Events

a)	On September 22, 2015, Opiant received a $1,600,000 commitment from a foundation, from which the Company has the right to make capital calls, for the research, development, any other activities connected to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 2.1333% interest in the Net Profit as related to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment. Net profit is defined as any pre-tax revenue received by the Company that was derived from the sale of the products less any and all expenses incurred by and payments made by the Company in connection with the products, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its up to 2.1333% interest if the products are sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. If a product is not introduced to the market within 36 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the product at a rate of one-tenth of a share for every dollar of its investment. On October 6, 2015, the Company received $618,000 from the foundation in exchange for a 0.824% interest in the Company’s products covered by the commitment agreement. The Company will defer recording revenue until such time as the option expires or milestones are achieved that eliminate the investor’s right to exercise the option. Upon expiration of the exercise option, the deliverables of the arrangement will be reviewed and evaluated under ASC 605. In the event the investor chooses to convert interests into shares of common stock, that transaction will be accounted for similar to a sale of shares of common stock for cash.

b)	During September 2015 and October 2015, the Company received loans from each of its three executive officers, all of who are directors, totaling $151,191. The loans bear interest at 6% per annum until January 31, 2016. After January 31, 2016, a penalty of 4% shall be added such that the loans bear interest at 10% per annum. The loans are unsecured and are due on January 31, 2016 unless the Company receives specified funding. If the Company receives the specified funding the loans become due 10 business days after the funding. If the loans are not repaid by January 31, 2016, the maturity date of the loans shall be changed to May 31, 2016.

c)	On September 1, 2015, Opiant entered into an agreement with a consultant with significant regulatory experience that contributed to the progression of the Company’s opioid overdose reversal treatment through the providing of significant strategic advice and other value-add. The agreement provides for payment of $50,000 and 10,000 shares of common stock to the consultant. In addition, the consultant may receive other cash amounts including payments of up to $535,000 upon the Company’s receipt of certain milestone payments pursuant to the agreement with Adapt Pharma Operations Limited. The agreement also provides that the consultant is entitled to 1.0% of the net profit, as defined in the agreement that the Company receives from Adapt Pharma Operations Limited with respect to the treatment, excluding certain amounts received by the Company from Adapt Pharma Operations Limited. So long as the consultant continues to provide services to the Company pursuant to the agreement, the consultant is entitled to 0.5% of the net profit, as defined in the agreement, that the Company receives from Adapt Pharma Operations Limited with respect to the treatment, excluding certain amounts received by the Company from Adapt Pharma Operations Limited, and other cash compensation. Subsequent to July 31, 2015, the Company issued 10,000 shares to the consultant.

d)	On October 6, 2015, the Company entered into an amendment to an agreement to use certain technology owned by Aegis Therapeutics, LLC. This amendment had an effective date of May 19, 2015 and allowed the Company to evaluate Aegis’ Technology until August 17, 2015. The amendment also provided an opportunity for the Company to elect to further extend the period of time during which the Company could evaluate Aegis’ Technology until February 13, 2016. In exchange for electing to further extend this period of time, the Company paid Aegis $75,000 and issued 13,697 shares of the Company’s common stock.

68

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Index to Financial Statements

January 31, 2016 and 2015

69

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Balance Sheets (Unaudited)

As of January 31, 2016 and July 31, 2015

	January 31,	July 31,
	2016	2015

Assets
Current assets
Cash and cash equivalents	$1,281,556	$434,217
Prepaid insurance	27,083	33,143
Total current assets	1,308,639	467,360

Other assets
Patents and patent applications (net of accumulated amortization of $7,701 at January 31, 2016 and $7,015 at July 31, 2015)	19,749	20,435

Total assets	$1,328,388	$487,795

Liabilities and Stockholders' Deficit
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$35,215	$315,460
Accrued salaries and wages	3,863,501	3,129,060
Due to related parties	-	130,000
Total current liabilities	3,898,716	3,574,520

Deferred revenue	2,333,500	5,300,000
Total liabilities	6,232,216	8,874,520

Stockholders' deficit
Common stock; par value $0.001; 1,000,000,000 shares authorized;
1,886,890 shares issued and outstanding at January 31, 2016 and 1,841,866 shares issued and outstanding at July 31, 2015	1,887	1,842
Additional paid-in capital	55,605,348	44,982,519
Accumulated deficit	(60,511,063)	(53,371,086)
Total stockholders' deficit	(4,903,828)	(8,386,725)
Total liabilities and stockholders' deficit	$1,328,388	$487,795

The accompanying notes are an integral part of these unaudited financial statements.

70

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Statements of Operations (Unaudited)

For the three and six months ended January 31, 2016 and 2015

	For the		For the
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2016	2015	2016	2015

Revenue	$6,860,000	$560,000	$6,980,000	$560,000

Operating expenses
General and administrative	2,485,578	2,138,609	13,276,958	2,846,622
Research and development	373,059	1,191,747	802,509	1,243,848
Total operating expenses	2,858,637	3,330,356	14,079,467	4,090,470

Income (loss) from operations	4,001,363	(2,770,356)	(7,099,467)	(3,530,470)

Other income (expense)
Interest expense	(5,491)	(19,370)	(11,319)	(27,582)
Income (loss) on foreign exchange	(25,832)	14,112	(29,191)	7,101
Total other income (expense)	(31,323)	(5,258)	(40,510)	(20,481)

Income (loss) before provision for income taxes	3,970,040	(2,775,614)	(7,139,977)	(3,550,951)

Provision for income taxes	-	-	-	-

Net income (loss)	$3,970,040	$(2,775,614)	$(7,139,977)	$(3,550,951)

Basic income (loss) per common share	$2.11	$(1.54)	$(3.83)	$(1.98)
Diluted income (loss) per common share	$1.52	$(1.54)	$(3.83)	$(1.98)

Basic weighted average common shares outstanding	1,880,279	1,806,303	1,865,230	1,797,032
Diluted weighted average common shares outstanding	2,605,270	1,806,303	1,865,230	1,797,032

The accompanying notes are an integral part of these unaudited financial statements.

71

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Statements of Stockholders' Deficit (Unaudited)

For the six months ended January 31, 2016

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at July 31, 2015	1,841,866	$1,842	$44,982,519	$(53,371,086)	$(8,386,725)

Stock issued for services	45,024	45	456,438	-	456,483

Stock based compensation from issuance of stock options	-	-	10,166,391	-	10,166,391

Net loss	-	-	-	(7,139,977)	(7,139,977)

Balance at January 31, 2016	1,886,890	$1,887	$55,605,348	$(60,511,063)	$(4,903,828)

The accompanying notes are an integral part of these unaudited financial statements.

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Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Statements of Cash Flows (Unaudited)

For the six months ended January 31, 2016 and 2015

	For the
	Six Months Ended
	January 31,	January 31,
	2016	2015

Cash flows used in operating activities
Net loss	$(7,139,977)	$(3,550,951)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	686	687
Issuance of common stock for services	456,483	155,701
Stock based compensation from issuance of options	10,166,391	328,420
Stock based compensation from issuance of warrants	-	144,724

Changes in assets and liabilities:
Increase in prepaid insurance	6,060	(6,939)
Decrease in deferred revenue	(4,300,000)	-
Decrease in accounts payable	(280,245)	(122,986)
Increase in accrued salaries and wages	734,441	677,006
Net cash used in operating activities	(356,161)	(2,374,338)

Cash flows provided by financing activities
Proceeds from related parties notes payable	151,191	-
Payments of related parties notes payable	(281,191)	(220,000)
Investment received in exchange for royalty agreement	1,333,500	3,400,487
Net cash provided by financing activities	1,203,500	3,180,487

Net increase in cash and cash equivalents	847,339	806,149
Cash and cash equivalents, beginning of period	434,217	254,770
Cash and cash equivalents, end of period	$1,281,556	$1,060,919

Supplemental disclosure
Interest paid during the period	$78,865	$-
Taxes paid during the period	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

73

Opiant Pharmaceuticals, Inc.

(formerly Lightlake Therapeutics Inc.)

Notes to Unaudited Financial Statements

For the six months ended January 31, 2016 and 2015

1.	Organization and Basis of Presentation

Opiant Pharmaceuticals, Inc. (formerly Lightlake Therapeutics Inc.) (“Opiant”, “we”, “our”, the “Company”) is a specialty pharmaceutical company developing pharmacological treatments for substance use, addictive and eating disorders. The Company changed its name to Opiant on January 28, 2016. The Company also has worked on developing a treatment to reverse opioid overdoses, now known as NARCAN® (naloxone hydrochloride) Nasal Spray, which was approved by the U.S. Food and Drug Administration (“FDA”) in November 2015.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, these condensed financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements for the year ended July 31, 2015 and notes thereto and other pertinent information contained in the Form 10-K the Company has filed with the Securities and Exchange Commission (the “SEC”).

The results of operations for the six months ended January 31, 2016 are not necessarily indicative of the results for the full fiscal year ending July 31, 2016.

Reverse Stock Split

In December 2014, the Company effected a one-for-one hundred reverse stock split of its common stock (the “1:100 Reverse Stock Split”). The number of authorized shares of common stock and preferred stock remained the same following the 1:100 Reverse Stock Split. Unless otherwise noted, impacted amounts included in the consolidated financial statements and notes thereto have been retroactively adjusted for the stock splits as if such stock splits occurred on the first day of the first period presented. Impacted amounts include but are not limited to shares of common stock issued and outstanding, stock options, shares reserved, exercise prices of warrants or options, and loss per share. There was no impact on preferred or common stock authorized resulting from the 1:100 Reverse Stock Split.

2.	Going Concern

The accompanying financial statements have been prepared assuming Opiant will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, the Company has incurred significant losses, a working capital deficit as of January 31, 2016 of $2,590,077 and is dependent on generating sufficient revenues and/or obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to generate sufficient revenues and/or obtain the necessary funding it could cease operations as a new enterprise. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans include seeking additional financing in the form of debt financing and/or equity financing from the sale of the Company’s common stock and/or in the form of financing from the sale of interests in the Company’s prospective products. Such funds may also be derived pursuant to licensing agreements. There is no guarantee that additional capital or debt financing will be available when and to the extent required, or that if available, it will be on terms acceptable to us. These financial statements do not include any adjustments that might result from this uncertainty.

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3.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

Opiant prepares its financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Net Income (Loss) Per Share

Earnings (loss) per share is calculated by dividing the net income (loss) available to common stockholders by the weighted average number of shares outstanding during the year. Diluted earnings per share reflect the potential dilution of securities that could share in earnings of an entity. Diluted income per share reflects the potential dilution that would occur if outstanding stock options and warrants were exercised utilizing the treasury stock method. In a loss year, dilutive common equivalent shares are excluded from the loss per share calculation as the effect would be anti-dilutive.

A reconciliation of the components of basic and diluted net income (loss) per common share is presented in the tables below:

	For the Three Months Ended January 31,
	2016			2015
	Income (Loss) $	Weighted Average Common Shares Outstanding	Per Share $	Income (Loss) $	Weighted Average Common Shares Outstanding	Per Share $
Basic:
Income (loss) attributable to common stock	3,970,040	1,880,279	2.11	(2,775,614)	1,806,303	(1.54)
Effective of Dilutive Securities:
Stock options and warrants	–	724,991	–	–	–	–

Diluted:
Income (loss) attributable to common stock, including assumed conversions	3,970,040	2,605,270	1.52	(2,775,614)	1,806,303	(1.54)

	For the Six Months Ended January 31,
	2016			2015
	Income (Loss) $	Weighted Average Common Shares Outstanding	Per Share $	Income (Loss) $	Weighted Average Common Shares Outstanding	Per Share $
Basic:
Income (loss) attributable to common stock	(7,139,977)	1,865,230	(3.83)	(3,550,951)	1,797,032	(1.98)
Effective of Dilutive Securities:
Stock options and warrants	–	–	–	–	–	–

Diluted:
Income (loss) attributable to common stock, including assumed conversions	(7,139,977)	1,865,230	(3.83)	(3,550,951)	1,797,032	(1.98)

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Recently Issued Accounting Pronouncements

Opiant has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

4.	Related Party Transactions

At July 31, 2015, the Company had loans outstanding with each of its three executive officers, all of whom are directors, in the total amount of $130,000. In December 2014, the agreements were amended to extend the maturity date to April 30, 2016 and increase the annual interest rate to 14.5%, which includes a penalty rate of 8.5% due to non-payment of the required repayment amounts. The loans were unsecured. During the six months ended January 31, 2016, the Company fully repaid the loans and interest payable.

During the six months ended January 31, 2016, the Company received loans from each of its three executive officers, all of whom are directors, totaling $151,191. The loans bore interest at 6% per annum until January 31, 2016. During the six months ended January 31, 2016, the Company fully repaid the loans and interest payable.

5.	Deferred Revenue

On May 15, 2014, Opiant entered into an agreement and subsequently received funding from an individual investor in the amount of $300,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 1.5% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 1.5% interest if the treatment is sold or the Company is sold. If the product is not approved by the FDA within 24 months the investor will have a 60 day option to receive 37,500 shares of common stock in lieu of the 1.5% interest in the product. The product was approved by the FDA during the six month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the six months ended January 31, 2016, the Company recognized $300,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

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On July 22, 2014, Opiant received a $3,000,000 commitment, from which the Company has the right to make capital calls, from a foundation for the research, development, marketing, commercialization, and any other activities connected to the Company’s treatment to reverse opioid overdoses, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 6.0% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net profit is defined as the pre-tax profit generated from the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its 6.0% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not approved by the FDA or an equivalent body in Europe for marketing and is not actually marketed within 24 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the treatment at a rate of 10 shares for every dollar of its investment. On July 28, 2014 the Company received an initial investment of $111,470 from the foundation in exchange for a 0.22294% interest. On August 13, 2014, September 8, 2014, November 13, 2014, and February 17, 2015, the Company made capital calls of $422,344, $444,530, $1,033,614, and $988,043, respectively, from the foundation in exchange for 0.844687%, 0.888906%, 2.067228%, and 1.976085% interests, respectively, in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. The product was approved by the FDA during the six month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the six months ended January 31, 2016, the Company recognized $3,000,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

On September 9, 2014, Opiant entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net Profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 24 months, the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product. The product was approved by the FDA during the six month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the six months ended January 31, 2016, the Company recognized $500,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

On October 31, 2014, Opiant entered into an agreement and subsequently received funding from an individual investor in the amount of $500,000 for use by the Company for any purpose. In exchange for this funding, the Company agreed to provide the investor with a 0.98% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net Profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.98% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If the product is not introduced to the market and not approved by the FDA or an equivalent body in Europe and not marketed within 24 months, the investor will have a 60 day option to receive 50,000 shares of common stock in lieu of the interest in the product. The product was approved by the FDA during the six month period ended January 31, 2016 and as result the investor will not receive the option to receive shares. During the six months ended January 31, 2016, the Company recognized $500,000 as revenue because the option to receive the shares of common stock was removed, and the research and development work related to the product was completed as of January 31, 2016.

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On September 22, 2015, Opiant received a $1,600,000 commitment from a foundation, from which the Company has the right to make capital calls, for the research, development, any other activities connected to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment, certain operating expenses, and any other purpose consistent with the goals of the foundation. In exchange for funds invested by the foundation the Company agreed to provide the foundation with pro-rata share up to a 2.1333% interest in the Net Profit as related to the Company’s opioid antagonist treatments for addictions and related disorders that materially rely on certain studies funded by the foundation’s investment. Net profit is defined as any pre-tax revenue received by the Company that was derived from the sale of the products less any and all expenses incurred by and payments made by the Company in connection with the products, including but not limited to an allocation of Company overhead. The foundation also has rights with respect to its 2.1333% interest if the products are sold or the Company is sold. Additionally, the Company may buyback interests from the foundation within two and one half years or after two and a half years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. If a product is not introduced to the market within 36 months the foundation will have a 60 day option to receive shares of the Company’s common stock in lieu of the interest in the product at a rate of one-tenth of a share for every dollar of its investment. On October 6, 2015, the Company received an initial investment of $618,000 from the foundation in exchange for a 0.824% interest in the Company’s treatments covered by the commitment agreement. On December 23, 2015, the Company made a capital call of $715,500 from the foundation in exchange for a 0.954% interest in the Company’s treatments covered by the commitment agreement.

On December 8, 2015, Opiant entered into an agreement with an individual investor to receive $500,000 for use by the Company for any purpose, which $500,000 shall be invested by December 18, 2015. In exchange for this funding, the Company has agreed to provide the investor with a 0.75% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. Net Profit includes the pre-tax profit received by the Company derived from the sale of the product after the deduction of all expenses incurred by and payments made by the Company in connection with the product, including but not limited to an allocation of Company overhead. The investor also has rights with respect to its 0.75% interest if the treatment is sold or the Company is sold. Additionally, the Company may buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback can be for a portion of the interest rather than for the entire interest. The investor also had an option to invest an additional $1,000,000 by February 29, 2016 for use by the Company for any purpose in exchange for a 1.50% interest in the Net Profit as related to the Company’s treatment to reverse opioid overdoses. If such investment were made, then the investor also would have rights with respect to its 1.50% interest if the treatment were sold or the Company were sold. Additionally, the Company would be able to buyback interests from the investor within two and one half years or after two and a half years but no later than four years of the initial investment at a price of two times or three and a half times, respectively, the relevant investment amount represented by the interests to be bought back. Such buyback could be for a portion of the interest rather than for the entire interest. This option expired unexercised. During the six months ended January 31, 2016, the Company recognized $500,000 as revenue because the investment did not contain an option to receive shares, and the research and development work related to the product was completed as of January 31, 2016.

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6.	Stockholders’ Equity

Common Stock

Pursuant to an agreement dated September 1, 2015, Opiant issued 10,000 shares in exchange for services rendered by a consultant. The shares issued in this transaction were valued using the stock price at issuance date and amounted to $80,500.

On October 6, 2015, the Company entered into an amendment to an agreement to use certain technology owned by Aegis Therapeutics, LLC (“Aegis’ Technology”). This amendment had an effective date of May 19, 2015 and allowed the Company to evaluate Aegis’ Technology until August 17, 2015. The amendment also provided an opportunity for the Company to elect to further extend the period of time during which the Company could evaluate Aegis’ Technology until February 13, 2016. In exchange for electing to further extend this period of time, the Company paid Aegis $75,000 and issued 13,697 shares of the Company’s common stock. The shares issued in this transaction were using the stock price at issuance date and amounted to $106,152.

On November 19, 2015, the Company issued 14,327 shares of common stock upon the execution of a binding letter of intent to agree to negotiate and enter into an exclusive license agreement and collaboration agreement with a pharmaceutical company with certain desirable proprietary information. The shares issued in this transaction were valued using the stock price at issuance date and amounted to $120,347. Pursuant to the letter of intent, the Company is obligated to issue up to an additional 92,634 common shares upon the occurrence of various milestones.

On December 16, 2015, the Company entered into a services agreement with a term of one year. Pursuant to the agreement, the Company issued 7,000 shares of common stock in exchange for services rendered by a consultant. The shares issued in this transaction were valued using the stock price at issuance date and amounted to $64,050. In addition, the Company agreed to issue 9,000 shares of common stock by March 31, 2016, 11,000 shares of common stock by June 30, 2016 and 13,000 shares of common stock by September 30, 2016. At January 31, 2016, the Company had recorded $85,434 of stock-based compensation for the additional 33,000 shares to be issued by September 30, 2016.

Stock Options

As required by the Stock Compensation Topic, ASC 718, Opiant measures and recognizes compensation expense for all share based payment awards made to the officers and directors based on estimated fair values at the grant date and over the requisite service period.

On October 27, 2015, Opiant granted 1,437,500 cashless stock options to the board of directors and a senior executive of the Company. These options have an exercise price of $7.25, a term of 10 years and vested immediately. Each stock option is fully vested on the date of grant, but may only be exercised between the following dates: (i) the first to occur of: (A) the commencement of three trials on or subsequent to October 23, 2015; or (B) (1) the approval by the FDA of the New Drug Application with respect to the opioid overdose reversal treatment, and (2) the commencement of two trials on or subsequent to October 23, 2015; and (ii) the expiration date. As of January 31, 2016, the conditions for exercisability were met and the options were fully exercisable. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $10,062,500 which have been fully recognized as expense for the six months ended January 31, 2016.

Opiant also recognized stock based compensation expense of $103,891 in connection with vested options granted in prior periods.

The assumptions used in the valuation for all of the options granted for the six months ended January 31, 2016 were as follows:

Market value of stock on measurement date	$7.00
Risk-free interest rate	2.05%
Dividend yield	0%
Volatility factor	373%
Term	10 years

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Stock option activity for six months ended January 31, 2016 is presented in the table below:

	Number of Shares	Weighted- average Exercise Price	Weighted- average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at July 31, 2015	3,157,500	9.42	7.58
Granted	1,437,500	7.25
Forfeited/expired/cancelled	–	–
Outstanding at January 31, 2016	4,595,000	8.74	7.91	$9,768,125
Exercisable at January 31, 2016	4,302,083	8.34	8.30	$9,768,125

A summary of the status of Opiant’s non-vested options as of January 31, 2016 and changes during the three months ended January 31, 2016 are presented below:

Non-vested options	Number of Options	Weighted Average Grant Date Fair Value

Non-vested at July 31, 2015	37,500	$3.85

Granted	1,437,500	7.00
Vested	(1,445,834)	7.00

Non-vested at January 31, 2016	29,166	$3.85

At January 31, 2016, there was $95,583 of unrecognized compensation costs related to non-vested stock options.

Warrants

Warrant activity for the three months ended January 31, 2016 is presented in the table below:

	Number of Shares	Weighted- average Exercise Price	Weighted- average Remaining Contractual Term (years)	Aggregate Intrinsic Value
Outstanding at July 31, 2015	1,338,552	$19.53	3.55	$–
Issued	–		–	–
Expired	(90,167)	30.27	–	–
Outstanding at January 31, 2016	1,248,385	$17.49	3.06	$–
Exercisable at January 31, 2016	523,385	$23.95	5.17	$–

7.	Subsequent Events

During February 2016, Opiant elected to further extend the period of time during which the Company could evaluate Aegis’ Technology until August 11, 2016. The Company paid Aegis $75,000 and issued 10,746 shares of the Company’s common stock.

On March 7, 2016, Opiant announced the receipt of a $2.5 million milestone payment from Adapt Pharma Operations Limited. This milestone payment was triggered by the first commercial sale of NARCAN® (naloxone hydrochloride) Nasal Spray in the U.S.

On March 8, 2016, 3,582 shares were issued to a consultant and the issuance of such shares was triggered by the first commercial sale of NARCAN® Nasal Spray by Adapt Pharma Operations Limited in the U.S.

On February 1, 2016, 5,500 shares were issued to a consultant for consulting services.

On March 21 2016, the Company issued 9,000 shares of common stock in exchange for services rendered.

On March 25, 2016, the Company issued 15,715 shares of common stock as a result of the exercise of cashless options.

On April 26, 2016 (the “Amendment Date”), the Company and Aegis entered into the Amended and Restated Material Transfer, Option and Research License Agreement (the “Restated License Agreement”) which amends and restates in its entirety the Material Transfer, Option and Research License Agreement, dated as of December 1, 2014, by and between the Company and Aegis (the “Initial License Agreement”). Under the Restated License Agreement, the Company has been granted an exclusive royalty-free research license, for a period of time (the “Compound Research Period”) to Aegis’ proprietary delivery enhancement and stabilization agents, including, but not limited to, Aegis’ ProTek® and Intravail® technologies (collectively, the “Technology”) to enable the Company to conduct a feasibility study of opioid antagonists when used with the Technology (the “Study”) and evaluate the Company’s interest in licensing the Technology through use of the Compound in additional studies.

The Company agreed to pay Aegis (i) an aggregate of $300,000, of which the Company may elect to pay up to 50% by issuing Company common stock, par value $0.001 per share (“Common Stock”), to Aegis, with the number of shares to be issued equal to 75% of the average closing price of the Company’s Common Stock over the 20 trading days preceding the date of payment as consideration for extending the Compound Research Period pursuant to two separate extension payments of $150,000 each, and (ii) 50,000 shares of Common Stock as partial consideration for entering into the Restated License Agreement. The Company exercised such extensions through payment of the first and second extension fees prior to October 13, 2015 and prior to February 13, 2016, respectively. The Restated License Agreement shall expire on the earlier of (i) the expiration of the “Opiant Negotiation Periods” (as defined in the Restated License Agreement) and (ii) on 30 days prior written notice by the Company; provided, however, that Aegis shall have the right to terminate the license granted in the event the Company does not pursue commercially reasonable efforts to exploit a “Product” (as defined below).

On April 26, 2016, the Company issued 50,000 shares of common stock in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $432,500.

On April 29, 2016, the Company received $105,097 in royalty payments due from Adapt Pharma Operations Limited from commercial sales of NARCAN® (naloxone hydrochloride) Nasal Spray in the U.S during the first quarter of Adapt Pharma Operations Limited’s fiscal year.

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PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee		$2,091.75
Transfer Agent Fees		$3,000
Accounting fees and expenses		$26,500
Legal fees and expense		$15,000
Miscellaneous	$	n/a
Total		$46,591.75

All amounts are estimates other than the SEC’s registration fee. The Company is paying all of the registration expenses incurred in connection with the registration of the shares. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

On January 14, 2013, the Company issued 100,628 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $7,044.

On February 21, 2013, the Company issued 2,000,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $120,000.

On March 14, 2013, the Company issued 750,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $37,500.

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On March 25, 2013, the Company sold 666,667 shares of its common stock at $0.06 per share through a private placement the amount of this transaction was $40,000.

On March 29, 2013, the Company sold 250,000 shares of its common stock at $0.06 per share through a private placement the amount of this transaction was $15,000.

On June 7, 2013, the Company issued 2,000,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $82,000.

On July 15, 2013, the Company issued 856,708 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $20,561.

On July 16, 2013, the Company issued 675,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $18,900.

On July 26, 2013, the Company issued 438,596 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $13,816.

On August 1, 2013, the Company granted its executive officers cashless stock options to purchase a total of 37,500,000 shares of its common stock at exercise prices ranging from $0.10 to $0.20 per share. These options vested immediately and expire in ten years on July 31, 2023. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $1,068,750 which has been fully recognized as expense for the year ended July 31, 2014.

On August 12, 2013, the Company issued 375,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $15,000.

On August 28, 2013, the Company issued 500,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $35,000.

On September 18, 2013, the Company issued 375,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $22,500.

On October 21, 2013, the Company issued 225,895 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $9,036.

On October 25, 2013, the Company issued 334,572 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $13,382.

On October 31, 2013, the Company issued 375,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $15,750.

On November 1, 2013, the Company granted its executive officers cashless stock options to purchase a total of 22,500,000 shares of its common stock at exercise prices ranging from $0.06 to $0.10 per share. These options vested immediately and expire in ten years on October 31, 2023. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $985,500 which has been fully recognized as expense for the year ended July 31, 2014.

In November 2013, the Company issued 1,250,000 shares in exchange for services rendered. The shares issued were valued at market and amounted to $66,500.

On December 23, 2013, the Company issued 375,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $21,750.

On December 31, 2013, the Company granted its executive officers cashless stock options to purchase a total of 66,500,000 shares of its common stock at exercise prices ranging from $0.06 to $0.10 per share. These options vested immediately and expire in ten years on December 30, 2023. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $3,591,000 which has been fully recognized as expense for the year ended July 31, 2014.

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On June 11, 2014, the Company issued a total of 24,000,000 warrants with a strike price of $0.10 per share to a consultant in exchange for consulting and other strategic advisory services, including clinical strategy and intellectual property strategy. These warrants expire in ten years on June 10, 2024. Additionally, upon the achievement of certain milestones the consultant will be granted up to an additional 22,540,000 warrants with strike prices from $0.125 to $0.25 per share.

On June 15, 2014, the Company granted its executive officers and a director cashless stock options to purchase a total of 107,500,000 shares of its common stock at exercise prices ranging from $0.05 to $0.08 per share. These options vest immediately and expire in ten years on June 14, 2024. These options may only be exercised between the following dates: (i) the first to occur of: (A) the commencement of the next trial with respect to the opioid overdose reversal treatment; (B) the entrance into a distribution, licensing, royalty, partnership, collaboration, or other significant transaction with respect to the opioid overdose reversal treatment; or (C) the filing of a New Drug Application with the U.S. Food and Drug Administration with respect to the opioid overdose reversal treatment; and (ii) the Expiration Date. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $2,580,000 which has been fully recognized as expense for the year ended July 31, 2014.

On June 24, 2014, the Company granted 3,000,000 cashless stock options to an outside consultant to purchase its common stock at an exercise price of $0.05 per share. These options vest immediately and expire in seven years on June 23, 2021. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $69,000 of which 34,500 has been recognized as expense for the year ended July 31, 2014.

On August 2, 2014, the Company granted 30,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $173,999 which have been fully recognized as expense for the year ended July 31, 2015.

On April 7, 2014, the Company issued 376,225 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $15,049.

On November 12, 2014, the Company granted 30,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vest over 3 years. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $188,825, of which $103,951 has been fully recognized as expense for the year ended July 31, 2015.

On November 12, 2014, the Company granted 20,000 cashless stock options with an exercise price of $15.00 per share to a consultant for services rendered. These options have a term of 5 years and vest over three years. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $127,150, of which $67,984 has been fully recognized as expense for the year ended July 31, 2015.

In December 2014, the Company effected a one-for-one hundred reverse stock split of its common stock (the "1:100 Reverse Stock Split") which decreased the number of common shares issued and outstanding from approximately 182.0 million shares to approximately 1.82 million shares as of December 29, 2015. All share amounts listed above in this Report have not been adjusted for the 1:100 Reverse Stock

On December 16, 2014, the Company issued 38,800 stock warrants with an exercise price of $8.00 per share to a consultant for services rendered. These warrants have a term of 10 years and vested immediately. The Company has valued these warrants using the Black-Scholes option pricing model which resulted in a fair market value of $144,724 which have been fully recognized as expense for the year ended July 31, 2015.

In December 2014, the Company issued 24,015 shares to a company for services rendered. The shares have a fair value of $91,258 based on the stock prices at issuance dates.

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On January 9, 2015, the Company granted 15,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $65,163 which have been fully recognized as expense for the year ended July 31, 2015.

On January 25, 2015, the Company granted 10,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $36,169 which have been fully recognized as expense for the year ended July 31, 2015.

In January 2015, the Company issued a total of 5,000 shares to two consultants for services rendered. The shares have a fair value of $19,720 based on the stock prices at issuance dates.

On March 19, 2015, the Company granted 48,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $282,227 which have been fully recognized as expense for the year ended July 31, 2015.

On March 19, 2015, the Company granted 32,000 cashless stock options with an exercise price of $15.00 per share to a consultant for services rendered. These options have a term of 5 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $186,655 which have been fully recognized as expense for the year ended July 31, 2015.

On March 19, 2015, the Company issued 45,000 stock warrants with an exercise price of $10.00 per share to a consultant for services rendered. These warrants have a term of 5 years and vested immediately. The Company has valued these warrants using the Black-Scholes option pricing model which resulted in a fair market value of $264,588 which have been fully recognized as expense for the year ended July 31, 2015.

On March 21, 2015, the Company issued 9,000 shares of common stock in exchange for services rendered.

On March 25, 2015, the Company issued 15,715 shares of common stock as a result of the exercise of cashless options

In March 2015, the Company issued a total of 20,900 shares to two companies and a consultant for services rendered. The shares have a fair value of $141,130 based on the stock prices at issuance dates.

In April 2015, the Company issued 1,232 shares to a consultant for services rendered. The shares have a fair value of $8,994 based on the stock prices at issuance dates.

On July, 2015, the Company granted 10,000 cashless stock options with an exercise price of $10.00 per share to a consultant for services rendered. These options have a term of 3 years and vested immediately. The Company has valued these options using the Black-Scholes option pricing model which resulted in a fair market value of $55,043 which have been fully recognized as expense for the year ended July 31, 2015.

In July, 2015, the Company issued 800 shares to a consultant for services rendered. The shares have a fair value of $5,840 based on the stock prices at the date performance by the consultant was complete.

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On September 16, 2015, the Company issued 10,000 shares in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $80,500.

On October 6, 2015, the Company issued 13,697 shares of the Company’s common stock pursuant to an amendment to an agreement to use certain technology owned by Aegis Therapeutics, LLC that extended the period of time during which the Company could evaluate Aegis’ Technology until February 13, 2016.

On November 19, 2015, the Company issued 14,327 shares of common stock upon the execution of a binding letter of intent to agree to negotiate and enter into an exclusive license agreement and collaboration agreement with a pharmaceutical company with certain desirable proprietary information. The shares issued in this transaction were valued at market and amounted to $120,347.

On December 18, 2015, the Company issued 7,000 shares of common stock in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $64,050.

On March 21, 2016, the Company issued 9,000 shares of common stock in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $94,500.

On March 25, 2016, the Company issued 15,715 shares of common stock as a result of the exercise of cashless options. The shares issued in this transaction were valued at market and amounted to $165,008.

On April 26, 2016, the Company issued 50,000 shares of common stock in exchange for services rendered. The shares issued in this transaction were valued at market and amounted to $432,500.

These shares, warrants and options were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of the Company’s common stock qualified for exemption under Section 4(2) since the issuance shares by the Company did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. The Company did not undertake an offering in which the Company sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation. (1)
3.1(i)	Certificate of Amendment, dated June 21, 2009. (4)
3.1(ii)	Certificate of Amendment. dated November 26, 2014. (5)
3.1(iii)	Certificate of Amendment, dated December 19, 2014. (8)
3.2	By-Laws. (1)
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. **
10.1	Michael Sinclair Employment Agreement, dated December 31, 2012. (9)
10.2	Roger Crystal Employment Agreement, dated December 31, 2012. (9)
10.3	Kevin Pollack Employment Agreement, dated December 31, 2012. (9)
10.4	Geoffrey Wolf Director Agreement, dated December 31, 2012. (9)
10.5	First Amendment to Employment Agreement with Michael Sinclair, dated December 31, 2012. (2)
10.6	First Amendment to Executive Letter of Reappointment with Roger Crystal, dated December 31, 2012. (2)
10.7	First Amendment to Executive Letter of Appointment with Kevin Pollack, dated December 31, 2012. (2)
10.8	Second Amendment to Employment Agreement with Michael Sinclair dated December 31, 2013. (3)
10.9	Second Amendment to Executive Letter of Reappointment with Roger Crystal dated December 31, 2013. (3)
10.10	Second Amendment to Executive Letter of Appointment with Kevin Pollack dated December 31, 2013. (3)
10.11	Third Amendment to Employment Agreement with Michael Sinclair, effective as of January 1, 2016. (12)
10.12	Third Amendment to Executive Letter of Reappointment with Roger Crystal, effective as of January 1, 2016. (12)
10.13	Third Amendment to Executive Letter of Appointment with Kevin Pollack, effective as of January 1, 2016. (12)

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10.14	License Agreement with Adapt Pharma Operation Limited, dated December 1, 2015. (6)
10.15	Material Transfer. Option and Research License Agreement with Adapt Pharma Operation Limited, dated December 1, 2015. (6)
10.16	Stock Option Grant Agreement with Michael Sinclair, dated October 23, 2015. (7)
10.17	Stock Option Grant Agreement with Roger Crystal, dated October 23, 2015. (7)
10.18	Stock Option Grant Agreement with Kevin Pollack, dated October 23, 2015. (7)
10.19	Stock Option Grant Agreement with Geoffrey Wolf, dated October 23, 2015. (7)
10.20	Material Transfer, Option and Research License Agreement with Aegis Therapeutics, LLC, dated as of December 1, 2014, as amended December 16, 2014. (10)
10.21	Amendment No. 2 to the Material Transfer, Option and Research License Agreement with Aegis Therapeutics, LLC, effective May 19, 2015 (11)
10.22	Director Agreement with Ann L. MacDougall, dated May 5, 2016. (13)
10.23	Director Agreement with Dr. Gabrielle Silver, dated May 5, 2016. (13)
23.1	Consent of MaloneBailey, LLP. *
23.2	Consent of Counsel (included in Exhibit 5.1). **
101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase*
101.DEF	XBRL Taxonomy Extension Definition Linkbase*
101.LAB	XBRL Taxonomy Extension Label Linkbase*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase*

(1)	Filed with the Securities and Exchange Commission on January 11, 2007 on Form SB-2, which exhibit is incorporated herein by reference.

(2)	Filed with the Securities and Exchange Commission on November 1, 2013 on Form 10-K, which exhibit is incorporated herein by reference.

(3)	Filed with the Securities and Exchange Commission on February 25, 2014 on Form 8-K, which exhibit is incorporated herein by reference.

(4)	Filed with the Securities and Exchange Commission on September 4, 2014 on Form 8-K, which exhibit is incorporated herein by reference.

(5)	Filed with the Securities and Exchange Commission on December 1, 2014 on Form 8-K, which exhibit is incorporated herein by reference.

(6)	Filed with the Securities and Exchange Commission on October 26, 2015 on Form 10-K, which exhibit is incorporated herein by reference.

(7)	Filed with the Securities and Exchange Commission on October 29, 2015 on Form 8-K, which exhibit is incorporated herein by reference.

(8)	Filed with the Securities and Exchange Commission on February 3, 2016 on Form 8-K, which exhibit is incorporated herein by reference.

(9)	Filed with the Securities and Exchange Commission on October 29, 2013 on Form 10-K, which exhibit is incorporated herein by reference.

(10)	Filed with the Securities and Exchange Commission on November 19, 2015 on Form 10-Q, which exhibit is incorporated herein by reference.

(11)	Filed with the Securities and Exchange Commission on October 26, 2015 on Form 10-K, which exhibit is incorporated herein by reference.

(12)	Filed with the Securities and Exchange Commission on April 15, 2016 on Form 8-K, which exhibit is incorporated herein by reference.

(13)	Filed with the Securities and Exchange Commission on May 11, 2016 on Form 8-K, which exhibit is incorporated herein by reference.

*	Filed herewith

**	To be filed by amendment

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

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iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Monica, State of California, on May 13, 2016.

OPIANT PHARMACEUTICALS, INC.

By:	/s/ Kevin A. Pollack
Kevin A. Pollack
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Roger Crystal	Chief Executive Officer and Director	May 13, 2016
Dr. Roger Crystal	(Principal Executive Officer)

/s/ Kevin A. Pollack	Chief Financial Officer and Director	May 13, 2016
Kevin A. Pollack	(Principal Financial and Accounting Officer)

/s/ Dr. Michael Sinclair	Executive Chairman and Director	May 13, 2016
Dr. Michael Sinclair

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